RESELLER AGREEMENT
The Parties
This Reseller Agreement (hereinafter the "Agreement") is between salesforce.com, inc., a Delaware corporation having its principal place of business at The Landmark @ One Market, Suite 300, San Francisco, California 94105 (together with any Salesforce.com Entity that becomes a party to this Agreement by way of addendum hereto, hereinafter referred to as “Salesforce.com”) and Salesforce.org, a nonprofit public benefit corporation having its principal place of business at 50 Fremont Street, Suite 300, San Francisco, California 94105 (together with any Salesforce.org Entity that becomes a party to this Agreement by way of addendum hereto for purposes of reselling Services hereunder, hereinafter referred to as “Reseller” or “Salesforce.org”).
Salesforce.com and Reseller are each a “Party” and collectively the “Parties” to this Agreement. This Agreement consists of the sections marked The Parties, Signatures, Definitions, and Terms and Conditions, as well as the following attachments which are incorporated herein by reference:

Exhibit A Pass-Through Terms	Exhibit D Services available for Resale under this Agreement	Exhibit G Qualified Customer Exceptions
Exhibit B Sales Training; Technical Training and Enablement	Exhibit E HIPAA Business Associate Addendum	Exhibit H Use Cases and Decision Trees
Exhibit C Sample Reseller Order Form	Exhibit F Data Processing Addendum	Exhibit I Licensed Marks
Signatures
When signed on behalf of both Parties below, the “Effective Date” of this Agreement shall be August 1, 2015.
IN WITNESS WHEREOF, the Parties, by their respective authorized signatories, have duly executed this Agreement as of the Effective Date.

SALESFORCE.COM, INC.    SALESFORCE.ORG

By: /s/ Mark J Hawkins        By: /s/ Shanti Ariker

Name: Mark J. Hawkins        Name: Shanti Ariker

Title: Chief Financial Officer and         Title: VP, Global General Counsel
Executive Vice President

Date: August 1, 2015        Date: August 1, 2015

Definitions
“Activities” means Reseller’s sales and support activities contemplated under this Agreement
“Affiliate” means any entity which directly or indirectly owns or controls, is directly or indirectly owned or controlled by, or is under common ownership or control with the subject entity. "Control" for this purpose means holding more than 50% of the shares or stock having the power to vote at a general meeting or equivalent.
“Change in Control” means a merger, acquisition or other corporate transaction in which the owners of all of the subject entity’s voting interests immediately prior to the transaction own less than 50% of the voting interests of the successor entity resulting from the transaction.
“Content” means information obtained by Salesforce.com from its content licensors or publicly available sources and provided to a Qualified Customer pursuant to its purchase of subscriptions to certain Services from Reseller, as more fully described in the Documentation.
“Customer” means a company or other legal entity which purchases Services for its own internal business purposes and which accepts some form of Salesforce.com Service Terms, and Affiliates of that company or entity. “Qualified Customer” means any Customer that meets one or more of the following criteria (i) through (v) below:

(i)
any organization that has received a determination letter from the U.S. Internal Revenue Service verifying that it qualifies for 501(c)(3) status, excluding certain public sector and health system accounts as specified in Exhibit G (Qualified Customer Exceptions);

(ii)	fiscally-sponsored organizations (i.e., any organization for which a non-profit organization has extended its tax-exempt status to the sponsored organization (e.g. the Tides Center));

(iii)	any charitable organization located outside the United States that has received a determination in its home jurisdiction substantially equivalent to that described in Sub-part (i) above;

(iv)
any for-profit or not-for profit corporation that meets comprehensive and transparent social and/or environmental standards as agreed in writing by Reseller and the Company from time to time, including 501(c)(4) and microfinance institutions, excluding certain public sector and health system accounts as specified in Exhibit G (Qualified Customer Exceptions); and

(v)
all for-profit and non-profit public or private institutions whose primary purpose is educational, including for example, K-12 elementary schools, secondary schools, colleges and universities, as well as university consortiums (but excluding for-profit colleges or universities).

“Customer Data” means electronic data and information submitted to the Services by or for a Customer or collected and processed by or for a Customer using the Services, excluding Content and Non-Salesforce.com Applications.
“Decision Tree” means one of the guidelines and procedural steps described in text and chart format in Exhibit H (Use Cases and Decision Trees) to help the Parties resolve any dispute between Salesforce.com and Reseller over whether or not a prospective or existing or transitioning Customer meets the criteria of a Qualified Customer.
“Direct MSA Customer” means a Customer who has executed Salesforce.com MSA Terms with Salesforce.com.
“Documentation” means Salesforce.com’s online user guides, help and training material for the applicable Services, accessible via www.help.salesforce.com or login to the applicable Services, as updated from time to time, including without limitation any notices and license information, external usage policies, and security, privacy and architecture documentation for the applicable Services accessible through the Trust and Compliance section of the help.salesforce.com website at:

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help.salesforce.com/apex/HTViewSolution?urlname=Trust-and-Compliance-Documentation&language=en_US or any successor website, as updated from time to time.
“Initial Term” means the initial term of this Agreement, as set out in Table 1 above.
“Licensed Mark(s)” means the names, logos, trademarks and service marks of Salesforce.com identified in the list attached as Exhibit I (Licensed Marks) to this Agreement, as Salesforce.com updates such list from time to time.
“Marketplace” means an online directory, catalog or marketplace of applications that interoperate with the Services, including, for example, the AppExchange located at www.salesforce.com/appexchange, the Heroku add-ons catalog located at addons.heroku.com, and any successor websites
“Malicious Code” means code, files, scripts, agents or programs intended to do harm, including, for example, viruses, worms, time bombs and Trojan horses.
“Materials” means any materials, including without limitation literature, brochures, data books, data sheets, website references or advertising that Reseller (or a third party on Reseller’s behalf) produces, distributes, sells or displays and which use or incorporate one or more Licensed Marks.
“Non-Salesforce.com Application” means a Web-based or offline software application that is provided by Reseller or a third party (including Salesforce.com Labs) and is designed to interoperate with a Service, including, for example, an application that is developed by or for Reseller or its Customer, is listed on a Marketplace, or is identified as Salesforce.com Labs or by a similar designation.
“Pass-Through Customer” means a Qualified Customer purchasing Services that has accepted the Pass-Through Terms offered by Reseller in accordance with Section 5 (Customer Agreements and Product Specific Terms) and has not previously executed a Salesforce.com MSA, or if the Customer has executed Salesforce.com MSA, it does not apply to the Services the Qualified Customer intends to purchase.
“Pass-Through Terms” means the terms attached as Exhibit A (Pass-Through Terms) (as such terms may be updated by Salesforce.com from time to time provided that any such update applies generally to all resellers; if updated by Salesforce.com with respect only to Reseller and Qualified Customers, Salesforce.com may make such update only as mutually agreed between the Parties as an amendment hereto).
“Product Specific Terms” means additional restrictions on use and/or additional terms and conditions that Reseller must add to a Reseller Order Form that apply specifically to specific Services included in the order.
“Reseller Order Form” means ordering documents that Reseller and Qualified Customers enter into that specify the Services that Reseller will resell to the Qualified Customer, substantially in the form of Exhibit C (Sample Reseller Order Form) or in such form as the Parties may agree in writing, and including any addenda and supplements thereto.
“Salesforce.com Entity” means the Salesforce.com Affiliate authorizing Reseller’s resale of Services under this Agreement in a given location as follows:

•
With respect to Reseller’s resale of Services in the United States or another country in North, South or Central America or the Caribbean, the Salesforce.com entity is salesforce.com, inc. with a principal place of business located at The Landmark @ One Market, Suite 300, San Francisco, CA 94105 USA;

•
With respect to Reseller’s resale of Services in a country in Europe, the Middle East or Africa, the Salesforce.com authorizing entity is salesforce.com EMEA Ltd., with a principal place of business located at Floor 26, Salesforce Tower, 110 Bishopsgate, London EC2N 4AY, UNITED KINGDOM.

“Salesforce.com MSA” means Salesforce.com’s standard master subscription agreement that Salesforce.com enters into directly with Customers and that applies to Services a Customer purchases directly

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from Salesforce.com. A “Modified Salesforce.com MSA” means a Salesforce.com MSA modified in writing by Salesforce.com and the Customer to allow it to apply to Services a Customer purchased from a reseller.
“Salesforce.com Service Terms” means the terms which govern a Customer’s use of the Services, either the Pass-Through Terms or a Modified Salesforce.com MSA.
“Salesforce.org Entity” means the Salesforce.org Affiliate engaged as the Reseller in the resale of Services under this Agreement in a given location as follows:

•
With respect to Reseller’s resale of Services in the United States or another country in North, South or Central America or the Caribbean, the Salesforce.org Entity acting as the Reseller is Salesforce.org, with a principal place of business located at 50 Fremont Street, Suite 300, San Francisco, CA 94105 USA; and

•
With respect to Reseller’s resale of Services in a country in Europe, the Middle East or Africa, the Salesforce.org Entity acting as the Reseller is Salesforce.org EMEA Limited, with a principal place of business at Village 9, Floor 26 Salesforce Tower, 110 Bishopsgate, London EC2N 4AY, UNITED KINGDOM.

“Service” or “Services” means the Salesforce.com products and services described in Exhibit D (Services available for Resale under this Agreement) that a Qualified Customer orders under a Reseller Order Form and which Salesforce.com makes available online, including associated offline components, as described in the Documentation but excluding Content and Non-Salesforce.com Applications.
Upon execution of this Agreement by salesforce.com, inc. and Salesforce.org, “Territory” means those countries located in North and South America (including the Caribbean but excluding any countries where sales are prohibited by applicable laws). The “Territory” will expand to include those countries located in Europe, the Middle East and Africa (“EMEA”) upon execution of an EMEA-specific addendum to this Agreement authorizing Salesforce.org to resell Services in EMEA. The “Territory” will expand to include those countries located in the Asia Pacific region other than Japan (collectively “APAC”) upon execution of an APAC-specific addendum to this Agreement authorizing Salesforce.org to resell Services in APAC.
“Trademark License” means the license to Reseller from Salesforce.com authorizing Reseller to use the Licensed Marks as described in Section 14 (Trademark License).
“Trademark Usage Policies” includes the then-current Salesforce.com Trademark List and Trademark and Copyright Usage Guidelines (available on Salesforce.com’s main website) and the then-current Salesforce.com Partner Branding and Logo Usage Guidelines and Partner Press Release Guidelines available at:
www2.static.com/assets/pdf/misc/Partner_Branding_Guidelines_Salesforce2014-06.pdf or such other URL as updated by Salesforce.com from time to time (collectively, “Usage Policies”), together with such other trademark usage policies and guidelines as Salesforce.com makes available from time to time. The Usage Policies are subject to change in Salesforce.com’s sole discretion.
“Upgraded Support” means the upgraded support service packages offered by Salesforce.com and marketed by Reseller that are designed to facilitate a Customer’s use of the Services and are listed in Exhibit D (Services available for Resale under this Agreement).
“Users” means an individual who is authorized by Customer to use a Service or Upgraded Support offering, for whom Customer has ordered the Service, and to whom Customer (or Salesforce.com at Customer’s request) has supplied a user identification and password. Users may include, for example, employees, consultants, contractors and agents of Customer, and third parties with which Customer transacts business.

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Terms and Conditions

1.	Marketing Rights.
a.Subject to and conditional upon the terms of this Agreement, Salesforce.com hereby grants to Reseller the non-exclusive, non-transferable, non-sublicensable right to market Services (including related Upgraded Support offerings) in the Territory to potential and existing Qualified Customers during the Term of this Agreement, provided that: (i) Reseller shall not make any representations, warranties or guarantees to Qualified Customers or potential Qualified Customers concerning the Service that are inconsistent with or in addition to those made by Salesforce.com in this Agreement, the Documentation or otherwise specifically authorized by Salesforce.com to Reseller in writing; and (ii) Reseller shall comply at all times with the Trademark Usage Policies as published by Salesforce.com from time to time.
b.Rules of Sales Engagement.
(i)Sales Engagement. Salesforce.com will instruct its sales personnel generally not to sell to Qualified Customers in the Territory.
(ii) Disputes. If a dispute over either Party’s right to sell to a Customer arises that cannot be resolved within five (5) days, then the applicable Salesforce.com sales personnel involved must document and submit to Salesforce.com SVP, Business Planning (or other senior executive as directed by Salesforce.com) and Reseller must submit to the CEO of Reseller for resolution of the dispute within fifteen (15) days. If not resolved, then the dispute will be escalated to the Vice Chairman and/or CEO of Salesforce.com for resolution.
(iii)In recognition of mutual efforts to transfer LACA-based Qualified Customers from Salesforce.com to Reseller Order Forms, subscriptions to the Services that were sold to any entities in LACA prior to April 1, 2015 that would qualify as Qualified Customers under this Agreement may not be renewed under the Salesforce.com Master Subscription Agreement applicable to the expiring Salesforce.com Order Form and may only be renewed under a Reseller Order Form referencing the Pass-Through Terms or negotiated equivalent. The Parties will continue to work together to communicate to Qualified Customers generally about this change and specifically as part of the lead up to each Qualified Customer’s renewal.

2.	Resale Rights.
Subject to and conditional upon the terms of this Agreement, Salesforce.com hereby grants to Reseller the non-exclusive, non-transferable, non-sublicensable right to resell the Service and Upgraded Support offerings (i) in the Territory to Qualified Customers and potential Qualified Customers for their own internal business purposes and not for further resale; (ii) in the Territory to other resellers appointed by Salesforce.com from time to time; and (iii) to companies outside the Territory with Salesforce.com’s prior written approval.

3.	Services.
Reseller may only market and resell those versions of the Service and Upgraded Support Offerings described in Exhibit D (Services available for Resale under this Agreement).

4.	Reseller Requirements.
Reseller shall use its best efforts to market and resell the Service and Upgraded Support offerings in the Territory to potential and existing Qualified Customers. Reseller shall not: (i) make the Service and Upgraded Support offerings available to anyone other than Qualified Customers and Qualified Customer’s Users; (ii) represent itself as an agent of Salesforce.com for any purpose, or (iii) make or purport to make any representation, warranty, condition or obligation on Salesforce.com’s behalf, or commit Salesforce.com to any agreement.

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5.	Customer Agreements and Product Specific Terms.
a.    Upon Reseller’s request, Salesforce.com shall confirm whether any Customer has a Salesforce.com MSA or if the Customer has a Modified Salesforce.com MSA, and to which Services the Salesforce.com MSA applies.
b.    Reseller shall ensure that each Pass-Through Customer enters into a written agreement with Reseller for the provision of the Service and any Upgraded Support offerings, and such agreement shall include terms and conditions no less restrictive than the Pass-Through Terms or such other end user subscription terms as the Parties may agree in writing. Reseller shall expressly include in its ordering documentation that such Pass-Through Terms or such other end user subscription terms are for the benefit of – and are enforceable by – Salesforce.com as a third party beneficiary. Reseller may implement its agreements with Customers either by way of a legally binding, online click-through process (which allows for tracking of acceptance) or as a Customer-signed paper agreement.
c.    Reseller shall advise each of its Pass-Through Customers that it is contracting solely with Reseller and that Pass-Through Customers have no contractual relationship with Salesforce.com.
d.    Salesforce.com may from time to time update the Pass-Through Terms on written notice to Reseller, and such revised Exhibit A (Pass-Through Terms) shall become effective thirty (30) days after the date of such written notice. For the avoidance of doubt, Reseller is not required to update such Pass-Through Terms with respect to its existing Pass-Through Customers unless or until such existing Pass-Through Customers renew subscriptions to the Services purchased from Reseller.
e.    For the avoidance of doubt, pricing of Services and Upgraded Support offerings resold by Reseller will be solely between Reseller and its Customers.
f.    With respect to each Qualified Customer’s order for Services, Reseller shall ensure that any Product Specific Terms in the applicable Order Form are replicated either identically or as equivalent terms no less restrictive than the Product Specific Terms in Reseller’s order form with the same Qualified Customer.
g.    Upon request from Salesforce.com, Reseller shall promptly cooperate and provide reasonable assistance to Salesforce.com with respect to Salesforce.com enforcing any right of Salesforce.com under the Pass-Through Terms, or in the event of any reasonably suspected or actual breach of the Pass-Through Terms by the Qualified Customer. Such reasonable assistance shall include without limitation promptly providing notices to the Qualified Customer.
h.    Reseller acknowledges that Salesforce.com has certain rights to terminate the Pass-Through Terms with respect to a Qualified Customer as set out in the Pass-Through Terms. Reseller shall ensure that in such a case it has a right to terminate its order forms with such Qualified Customer. In any event, if the Pass-Through Terms are terminated by Salesforce.com for a particular Qualified Customer in accordance with Section 11 (Term and Termination), Reseller will pay any unpaid fees due to Salesforce.com covering the remainder of the term of all Order Forms with respect to such Qualified Customer.

6.	Provisioning of the Service and Upgraded Support Offerings.
Upon receipt of an order for Services and/or Upgraded Support Offerings from a Qualified Customer, Reseller shall provision the applicable Services and/or Upgraded Support Offerings through Salesforce.com’s provisioning system.

7.	Intentionally Left Blank.

8.	Fees.
a.    Salesforce.com’s Fees to Reseller. Salesforce.com shall not charge any fees to Reseller for Services subscriptions and Upgraded Support offerings provided pursuant to this Agreement, provided

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however, that Reseller shall reimburse Salesforce.com for the direct cost of providing Upgraded Support to Qualified Customers in accordance with Section 10 (Salesforce.com Support) Sub-parts (d), (e) and (f).
b.    Reseller’s Fees to Qualified Customers. Reseller is free to charge each Qualified Customer whatever fees it deems appropriate or shall negotiate with the Qualified Customer for the Service and Upgraded Support. Subscription fees for the Service shall include Salesforce.com’s Standard Success Plan in accordance with Section 10 (Salesforce.com Support) below. Reseller shall not unbundle the Standard Success Plan from the Service or otherwise charge Qualified Customers for the Standard Success Plan.
c.    Suggested List Price. Salesforce.com may, in its discretion, publish a “Suggested List Price”, or some similar price description, which lists the prices that it suggests are appropriate for the Service. Reseller is under no obligation to charge Suggested List Prices to a Qualified Customer.
d.    Taxes. Unless otherwise stated, Salesforce.com's fees do not include any taxes, levies, duties or similar governmental assessments of any nature, including, for example, value-added, sales, use or withholding taxes, assessable by any jurisdiction whatsoever (collectively, “Taxes”). Reseller is responsible for paying all Taxes associated with its purchases. Any sales, value added tax, service or registration taxes shall, to the extent required by applicable law, be added to the amount of fees due by Reseller to Salesforce.com as calculated in accordance with the provisions of this Agreement and, except where otherwise stated, will be due and payable by Reseller in accordance with the payment terms set out in this Agreement. For clarity, Salesforce.com is solely responsible for taxes assessable against it based on its income, property and employees. For the purposes of this clause, “income” means Salesforce.com’s income after deduction of all applicable expenses other than corporate income tax.
e.    Platform Reseller Fees for Qualified Customers. For the first year of the Term, and each year thereafter for the remainder of the Term unless Salesforce.com provides Reseller with at least thirty (30) days’ written notice prior to an anniversary of the Effective Date of its intention to end or amend this provision, Salesforce.com shall pay to Reseller any fees received by resellers registered in Salesforce.com’s Platform reseller Program (“Platform Resellers”) for sales to Qualified Customers (“Platform Reseller Fees for Qualified Customers”). Each month, Platform Reseller Fees for Qualified Customers will be calculated based on a reconciliation of Salesforce.com’s and Reseller’s records. Salesforce.com will pay any Platform Reseller Fees for Qualified Customers to Reseller within forty-five (45) days after the end of the calendar month in which they were received by Salesforce.com.
f.    Acquired Product Fees. To the extent that Qualified Customers cannot purchase subscriptions for Acquired Products from Reseller but instead must purchase them from Salesforce.com, and fees for any subscriptions for Acquired Products purchased by Qualified Customers are paid to Salesforce.com and not to Reseller, then Salesforce.com shall pay to Reseller a referral fee.
g.    Reseller Commission Plans for Acquired Products. Reseller agrees to cooperate in good faith with Salesforce.com on any substantial change it intends to make to the commissions payable by Reseller to Reseller AEs on Acquired Product sales.

9.	Invoicing and Payment.
a.    Payment Terms. Reseller will pay all fees specified in Order Forms in addition to any Taxes invoiced to Reseller in accordance with Section 8(d) (Taxes) above. Except as otherwise stated in the Order Form, (i) fees are based on Services and Content purchased and not actual usage, (ii) payment obligations are non-cancelable and fees paid are non-refundable, (iii) quantities purchased cannot be decreased during the relevant subscription term, (iv) fees shall be invoiced annually in advance, and (v) fees shall be due and payable thirty (30) days from the date of the invoice. The foregoing payment terms shall apply regardless of Reseller’s payment arrangements with any Qualified Customer. Reseller is responsible for providing complete and accurate billing and contact information to Salesforce.com and notifying Salesforce.com of any changes to such information.

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b.    Reseller Responsible for Invoicing Qualified Customers. Reseller is solely responsible for collecting all fees due from each Qualified Customer for the Service, and shall invoice the Qualified Customer directly for such fees. Reseller bears full risk of Customer non-payment, and shall not be relieved of its obligation to pay fees owed to Salesforce.com in the event of any such non-payment.

10.	Salesforce.com Support.
a.    During the term of each User subscription, Salesforce.com will provide Users with Support Services as described in the Salesforce.com Standard Success Plan description available at
www2.sfdcstatic.com/assets/pdf/misc/salesforce_standardplan.pdf
b.    If User purchases Upgraded Support from Reseller, Salesforce.com will provide Upgraded Support to the Users according to the Salesforce.com Premier Success Plans Description available at
www2.sfdcstatic.com/assets/pdf/misc/salesforce_premierplans.pdf
c.    Standard Support Services and Upgraded Support include technical support for Reseller products such as NGO Connect, Non-Profit Starter Pack, Advancement Connect. It is Reseller’s responsibility to train technical support teams within Salesforce.com on these products.
d.    Reseller will reimburse Salesforce.com quarterly for: (1) the cost of a dedicated technical support group within Salesforce.com’s technical support organization that provides Tier 1 and Tier 2 support to Qualified Customers; and (2) Salesforce.com’s cost to deliver Upgraded Support.
e.    Costs to deliver Upgraded Support shall include but not be limited to the cost to Salesforce.com of Success Managers, delivery of any Accelerators, development and maintenance of any Reseller-specific Accelerators, and any additional Upgraded Support cases managed outside the dedicated technical support group described in Section 10 (d) above. The amount that Reseller will reimburse Salesforce.com will be calculated quarterly by Salesforce.com’s Finance team, using current Salesforce.com costs arising from User’s consumption of Upgraded Support in the quarter.
f.    Salesforce.com’s Finance team will prepare and send an invoice to Reseller by first week of the third month of each quarter of Salesforce.com’s fiscal year (February 1 through the following January 31).
g.    Payment from Reseller is due by last day of the quarter.
h.    Salesforce.com will assign a Support manager to review issues related to the quality of Upgraded Support as delivered to Qualified Customers.
i.    Reseller will reimburse Salesforce University for its development and maintenance of Reseller-specific certifications, excluding any pro bono work done by Salesforce.com’s employees.

11.	Term and Termination
a.    Term. This Agreement shall begin on the Effective Date and except as provided herein shall continue for the Initial Term of five (5) years, after which point it shall automatically renew for additional one year renewal periods (each, a “Renewal Term”), unless either Party provides written notice to the other Party of its intention not to renew at least one hundred and eighty (180) days prior to the pending renewal date. The Initial Term and any Renewal Terms shall be considered, collectively, the “Term” of this Agreement.
b.    Termination without Cause. Either Party may terminate this Agreement without cause at any time after the first year of the Term upon six months’ written notice to the other Party.
c.    Termination for Cause. Either Party may terminate this Agreement and/or any Order Form hereunder (i) upon 30 days written notice to the other Party of a material breach if such breach remains uncured at the expiration of such period; (ii) immediately on written notice if the other Party becomes the subject of a petition in bankruptcy or any other proceeding (whether voluntary or involuntary) relating to

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insolvency, administration, receivership, administrative receivership, liquidation or assignment for the benefit of creditors, or if the other Party suspends or ceases, or threatens to suspend or cease, carrying on all or a substantial part of its business, or takes or suffers any similar or analogous procedure, action or event in consequence of debt in any jurisdiction; or (iii) immediately if the other Party is subject to a Change in Control in favor of a direct competitor of the terminating Party.
d.    Termination of the Trademark License. Without limiting Salesforce.com’s rights with respect to the entire Agreement under Sub-part (c) (Termination for Cause) immediately above, Salesforce.com may immediately terminate the Trademark License for one or more uses of one or more Licensed Marks on written notice to Reseller if: (i) Reseller’s uses of any of the Licensed Marks are inconsistent with the Trademark License; (ii) Reseller uses any marks that are not identified in this Agreement as Licensed Marks without Salesforce.com’s permission; (iii) Reseller challenges Salesforce.com’s ownership of any Licensed Marks or the validity of one or more Licensed Marks; and/or (iv) any of Reseller’s services, Activities or Materials fail to meet Salesforce.com’s quality control standards or then-current Trademark Usage Policies. In addition to the foregoing, Salesforce.com may terminate the Trademark License for one or more uses of one or more Licensed Marks (1) without stating any reason upon one hundred and eight (180) days’ written notice to Reseller; or (2) immediately if Salesforce.com believes in its sole discretion that such termination will avoid or halt a claim of infringement, unfair competition or false advertising.
e.    Effects of Expiration or Termination. Expiration or termination of this Agreement shall not relieve the Parties of any rights or obligations accruing prior to such expiration or termination. Upon expiration or termination for any reason (i) all of Reseller's rights to resell and market the Service and/or Support shall cease; (ii) Reseller shall immediately cease all representations that it is a Salesforce.com Reseller, and (iii) each Party shall return to the other all Confidential Information of the other Party in its possession or under its control. Following expiration of the Agreement (including if a Party elects not to renew), each Order Form (including all User subscriptions, Salesforce.com obligations to provide the Service, and Reseller payment obligations thereunder) outstanding at the time of such termination or expiration shall remain in effect for the duration of its term and shall continue to be governed by this Agreement as if it had not been terminated ("Legacy Orders"), except, at Salesforce.com’s option, to the extent of any material breach by the applicable Customer of its payment obligations for the Service or the Salesforce.com Service Terms. Additionally, Salesforce.com shall have the option of assuming the Customer relationship and at its option renewing any expiring Legacy Orders directly with a Customer without payment to Reseller. Upon termination or expiration of this Agreement, Reseller shall immediately cease all use of the Licensed Marks in relation to all of its Activities and Materials, including as or within its company name and trade name, unless usage of such Licensed Marks is allowed in a separate written agreement between the parties.
f.    Survival. Notwithstanding any other provision of this Agreement: (a) the termination or expiration of this Agreement will not relieve either Party of its outstanding payment obligations at the time of such termination or expiration; and (b) the following provisions of this Agreement and those specified as surviving provisions in this Agreement, and all other provisions necessary to their interpretation or enforcement, will survive indefinitely after the expiration or termination of this Agreement and will remain in full force and effect and be binding upon the Parties as applicable: the obligations of the Parties set forth in Sections 9 (Invoicing and Payment), 11 (Term and Termination), 12 (Confidentiality), 13 (Intellectual Property), (14)(c)(Ownership), (15)(d) (Warranty Disclaimer), 16 (Mutual Indemnification), 17 (Limitation of Liability), and 19 (General) shall survive any expiration or termination of this Agreement.

12.	Confidentiality
a.    Definition of Confidential Information. “Confidential Information” means all information disclosed by a Party (“Disclosing Party”) to the other Party (“Receiving Party”), whether orally or in writing, that is designated as confidential or that reasonably should be understood to be confidential given the nature of the information and the circumstances of disclosure. Confidential Information of Customer includes Customer Data; Confidential Information of Salesforce.com includes the Services and Content; and

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Confidential Information of each Party includes the terms and conditions of this Agreement and all Order Forms (including pricing), as well as business and marketing plans, technology and technical information, product plans and designs, and business processes disclosed by such Party. However, Confidential Information does not include any information that (i) is or becomes generally known to the public without breach of any obligation owed to the Disclosing Party, (ii) was known to the Receiving Party prior to its disclosure by the Disclosing Party without breach of any obligation owed to the Disclosing Party, (iii) is received from a third party without breach of any obligation owed to the Disclosing Party, or (iv) was independently developed by the Receiving Party.
b.    Protection of Confidential Information. The Receiving Party will use the same degree of care that it uses to protect the confidentiality of its own confidential information of like kind (but not less than reasonable care) (i) not to use any Confidential Information of the Disclosing Party for any purpose outside the scope of this Agreement, and (ii) except as otherwise authorized by the Disclosing Party in writing, to limit access to Confidential Information of the Disclosing Party to those of its and its Affiliates’ employees and contractors who need that access for purposes consistent with this Agreement and who have signed confidentiality agreements with the Receiving Party containing protections no less stringent than those herein. Neither Party will disclose the terms of this Agreement or any Order Form to any third party other than its Affiliates, legal counsel and accountants without the other Party’s prior written consent, provided that a Party that makes any such disclosure to its Affiliate, legal counsel or accountants will remain responsible for such Affiliate’s, legal counsel’s or accountant’s compliance with this Section 12.
c.    Compelled Disclosure. The Receiving Party may disclose Confidential Information of the Disclosing Party to the extent compelled by law to do so, provided the Receiving Party gives the Disclosing Party prior notice of the compelled disclosure (to the extent legally permitted) and reasonable assistance, at the Disclosing Party's cost, if the Disclosing Party wishes to contest the disclosure. If the Receiving Party is compelled by law to disclose the Disclosing Party’s Confidential Information as part of a civil proceeding to which the Disclosing Party is a party, and the Disclosing Party is not contesting the disclosure, the Disclosing Party will reimburse the Receiving Party for its reasonable cost of compiling and providing secure access to that Confidential Information
d.    Customer Data Obligations. Reseller shall have no right to access Customer Data under this Agreement.

13.	Intellectual Property
a.    Ownership. Salesforce.com retains all right, title and interest in and to the Service and all material provided by Salesforce.com to Reseller, Customer and Users (“Salesforce.com IP”). Salesforce.com reserves all rights not expressly granted to Reseller by this Agreement. Reseller shall not attempt or purport to transfer any ownership interest in any Salesforce.com IP to Customer or to any other third party.
b.    Equitable Relief. Reseller acknowledges that any breach of its obligations with respect to the proprietary rights of Salesforce.com may cause Salesforce.com irreparable injury for which there are no adequate remedies at law, in which case Salesforce.com shall be entitled to apply for equitable relief in addition to all other remedies available to it.
c.    License by Reseller to Use Feedback. Reseller grants to Salesforce.com and its Affiliates a worldwide, perpetual, transferrable, irrevocable, royalty-free license to use and incorporate into the Services any suggestion, enhancement request, recommendation, correction or other feedback provided by Reseller relating to the operation of the Services.

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14.	Trademark License.
a.    License Grant.
(i)    License. Subject to the terms of this Agreement, Salesforce.com hereby grants to Reseller a revocable, non-exclusive, royalty-free, non-transferable, non-sublicensable, license to use the Licensed Marks in the Territory during the Term solely in connection with Activities. Salesforce.com also grants the right to Reseller to include SALESFORCE and SALESFORCE.ORG marks within Reseller’s company name and tradename provided that such Reseller’s company name and tradename is uses solely for the Activities. Except as expressly permitted, Reseller shall not use the Licensed Marks on or in connection with any goods or services in trade other than as part of the Activities. Nothing in this Agreement shall limit or restrict Salesforce.com’s right to grant similar rights or licenses to one or more additional persons, firms, corporations or other entities in Salesforce.com’s sole discretion and Salesforce may grant Reseller additional rights under other agreements.
(ii)    Additional Licensed Marks. Reseller agrees that it shall not adopt, use or seek to protect in any way, any trademarks, service marks, logos, stylizations, or other source identifiers without Salesforce.com’s prior written approval. Reseller may request approval by submitting an email request to Salesforce.com’s trademark group at the trademarks@salesforce.com email alias. Salesforce.com shall have sole discretion to permit or prohibit use of said mark(s). If Salesforce.com permits Reseller to use the mark, the Parties agree that (i) Salesforce.com shall own the mark, and may opt to attempt to register the mark at Salesforce.com’s sole discretion, (ii) the mark will be deemed added to the list of Licensed Marks, and treated as a Licensed Mark under this Agreement, (iii) Reseller shall use said mark as Salesforce.com’s licensee, subject to the terms of this Agreement, and (iv) any such use shall inure to the sole benefit of Salesforce.com.
(iii)    List of Licensed Marks. The Parties agree that Salesforce.com shall have the right, at its sole discretion, to update the list of Licensed Marks from time to time for the purpose of adding new marks for use by Reseller as described in Section 14(a)(ii) above, or for the purpose of updating any existing Licensed Marks. Any marks added or updated after the Effective Date shall be treated as Licensed Marks under this Agreement. Reseller agrees that any use by Reseller of any new Licensed Marks (a) which Salesforce.com adds to the list of Licensed Marks after the Effective Date, or (b) to which the Parties agree in a separate agreement shall be made subject to the terms of this Agreement.
b.    Quality Control.
(i)    Quality Standards. Reseller agrees that the nature and quality of any materials, products and services it supplies in connection with the Licensed Marks shall be of high quality in Salesforce.com’s industry and in Reseller’s industry, shall not adversely affect the good name of Salesforce.com, and shall conform to the standards as may be prescribed from time to time by Salesforce.com. Reseller further agrees that all materials, products and services made, shipped, promoted, sold or otherwise provided hereunder by Reseller shall be in conformity with all applicable laws and regulations, and Salesforce.com’s specification.
(ii)    Markings. Reseller will cause the Licensed Marks to be displayed only in such form or manner as may be specifically approved by Salesforce.com. Reseller will also cause to appear on all materials on or in connection with which the Licensed Marks are used, the following legend:
“Salesforce and the Salesforce logo are trademarks or registered trademarks of salesforce.com, inc. in the U.S and other countries and are used under license.”
and such additional markings and notices as Salesforce.com may request in order to give appropriate notice of any trademark, trade name or other rights. No other markings, legends or notices may be used by Reseller except as approved by Salesforce.com in advance of such use.
(iii)    Quality Inspection. Reseller agrees to cooperate with Salesforce.com in facilitating Salesforce.com’s monitoring and control of the nature and quality of any materials and services provided

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by Reseller under the Licensed Marks. Salesforce.com shall have the right to inspect any and all Materials to assess the level of consistency and quality of such use. Reseller shall promptly provide such specimens upon Salesforce.com’s request at no cost to Salesforce.com. If, at any time, Salesforce.com reasonably determines that Reseller's services or Materials bearing or offered in connection with the Licensed Marks fail to conform to Salesforce.com’s trademark policies and standards, Salesforce.com shall so notify Reseller in writing and Reseller shall correct the non-conformance and provide a corrected specimen displaying the Licensed Marks to Salesforce.com for review within thirty (30) days from the written notice from Salesforce.com regarding such non-conformance. Any failure to so conform shall constitute a material breach of this Agreement.
c.    Ownership.
(i)    Ownership by Salesforce.com. All right, title, and interest in and to the Licensed Marks shall remain exclusively with Salesforce.com. During the Term and thereafter, Reseller will not contest Salesforce.com’s exclusive right, title and interest in and to, or the validity of, the Licensed Marks or their translations or transliterations. In addition, Reseller will not in any manner represent that it has any interest in the Licensed Marks, except for the limited license provided herein. Use of the Licensed Marks by Reseller shall inure to the sole benefit of and be on behalf of Salesforce.com. Except as permitted in this Agreement, Reseller agrees that it shall not adopt or use the Licensed Marks or their translations or transliterations, or any words or combination of words containing the Licensed Marks, or any confusingly similar designation, as a corporate name, trade name, trademark, service mark or certification mark. Reseller acknowledges that its use of the Licensed Marks as provided herein will not create or confer any right, title or interest in any other trademark or service mark of Salesforce.com, or in the Licensed Marks in combination with other words. Except as otherwise provided for in this Agreement, Reseller shall not claim, seek or obtain protection of any kind, including registration, of the Licensed Marks or their translations or transliterations, or any letter-strings words or combination of words containing the Licensed Marks, or any confusingly similar designation, anywhere in the world without the prior written consent of Salesforce.com. Upon termination of this Agreement for any reason, all licensed rights in the Licensed Marks will automatically revert to Salesforce.com.
(ii)    Further Action by Reseller. Reseller shall, at any time at Salesforce.com's request, execute any documents reasonably required by Salesforce.com to confirm Salesforce.com’s ownership of all rights to the Licensed Marks. If Reseller learns of any use by any person or entity of a trademark or trade name similar to any of the Licensed Marks, Reseller shall promptly notify Salesforce.com in writing of such use.
(iii)    Power of Attorney. Reseller hereby constitutes and appoints Salesforce.com as Reseller’s true and lawful attorney in fact, with full power of substitution in Reseller’s name and stead, to take any and all steps, including proceedings at law, in equity or otherwise, to execute, acknowledge and deliver any and all instruments and assurances necessary or expedient in order to vest or perfect the aforesaid rights more effectively in Salesforce.com, or to protect the same or to enforce any claim or right of any kind with respect thereto. This includes, but is not limited to, any rights with respect to the Licensed Marks that may have accrued in Salesforce.com’s favor from the respective date of first use of the Licensed Marks to the Effective Date or to effect Salesforce.com’s rights under Section 11(e). Reseller hereby declares that the foregoing power is coupled with an interest and as such is irrevocable.

15.	Representations, Warranties and Disclaimers
a.    Representations. Each Party represents that it has validly entered into this Agreement and has the legal power to do so.
b.    Salesforce.com Warranties. In respect only of Pass-Through Customers, Salesforce.com warrants to Reseller that (a) this Agreement, the Order Forms and the Documentation accurately describe the applicable administrative, physical, and technical safeguards for protection of the security, confidentiality

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and integrity of Customer Data, (b) Salesforce.com will not materially decrease the overall security of the Services during a subscription term, (c) the Services will perform materially in accordance with the applicable Documentation, (d) subject to Section 15(e) (Integration with Non-Salesforce.com Applications) below, Salesforce.com will not materially decrease the functionality of the Services during a subscription term, and (e) the Services and Content will not introduce Malicious Code into Customer’s systems. For any breach of an above warranty, Reseller’s exclusive remedy shall be to terminate the applicable Order Form for material breach of this Agreement in accordance with the Termination for Cause provisions of this Agreement, and to receive a pro rata refund of the fees which were prepaid by Reseller to Salesforce.com under the applicable Order Form which are allocable to the subscription period after the effective date of such termination. The above warranties shall not apply to the extent of any non-compliance resulting from the combination of the Service with any third party application or service, or modification of the Service not authorized by the Documentation, whether by Reseller, Customer or any third party.
c.    Reseller. Reseller warrants to that (i) Reseller has obtained and will maintain any and all consents, approvals, licenses, or other authorizations necessary for the performance of its obligations and the grant of any rights to resell under this Agreement; (ii) Reseller will not make any representations or warranties on Salesforce.com’s behalf without Salesforce.com’s prior written authorization (i.e., in the form of shared negotiation guidelines) or specific one-off consent (i.e., via email from a subject matter expert within the SFDC legal team); and (iii) Activities conducted by the Reseller, and all Materials supplied in connection with the Activities, bearing or in connection with the Licensed Marks, will comply with the terms of this Agreement and the quality standards set forth in the Trademark License.
d.    WARRANTY DISCLAIMER.
(i)    EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, THE PARTIES DO NOT MAKE OR GIVE ANY OTHER REPRESENTATIONS, WARRANTIES, CONDITIONS OR GUARANTEES WHATSOEVER REGARDING THIS AGREEMENT, THE SUBJECT MATTER OF THIS AGREEMENT OR ANY RELATED MATTER, AND EACH PARTY HEREBY DISCLAIMS ALL REPRESENTATIONS, WARRANTIES, CONDITIONS, AND GUARANTEES OF EVERY NATURE AND KIND WHATSOEVER, EXPRESS OR IMPLIED BY LAW, INCLUDING ANY STATUTE OR REGULATION, OR ARISING FROM CUSTOM OR TRADE USAGE OR BY ANY COURSE OF DEALING OR COURSE OF PERFORMANCE, INCLUDING WITHOUT LIMITATION ANY REPRESENTATIONS, WARRANTIES OR CONDITIONS OF MERCHANTABILITY, NONINFRINGEMENT OR FITNESS FOR A PARTICULAR PURPOSE. WITHOUT PREJUDICE TO THE FOREGOING, CONTENT IS PROVIDED ‘AS IS’ AND WITHOUT WARRANTY OF ANY KIND, AND EACH PARTY DISCLAIMS ALL LIABILITY AND INDEMNIFICATION OBLIGATIONS FOR ANY HARM, DAMAGES OR OTHER LIABILITY CAUSED BY ANY THIRD PARTY HOSTING PROVIDERS.
(ii)    SALESFORCE.COM LICENSES THE LICENSED MARKS TO RESELLER UNDER THE TRADEMARK LICENSE INCLUDED IN THIS AGREEMENT “AS IS” AND WITHOUT WARRANTY OF ANY KIND. SALESFORCE.COM HEREBY DISCLAIMS ANY AND ALL WARRANTIES WITH RESPECT TO THE LICENSED MARKS, WHETHER STATUTORY, EXPRESS OR IMPLIED, INCLUDING ANY IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR NONINFRINGEMENT OF THIRD PARTY RIGHTS.
e.    Integration with Non-Salesforce.com Applications. The Services may contain features designed to interoperate with Non-Salesforce.com Applications. To use such features, Customer may be required to obtain access to Non-Salesforce.com Applications from their providers, and may be required to grant Salesforce.com access to Customer’s account(s) on the Non-Salesforce.com Applications. If the provider of a Non-Salesforce.com Application ceases to make the Non-Salesforce.com Application available for interoperation with the corresponding Service features on reasonable terms, Salesforce.com may cease providing those Service features without entitling Customer to any refund, credit, or other compensation.

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16.	Mutual Indemnification
a.    Indemnification by Salesforce.com. Salesforce.com will defend Reseller against any claim, demand, suit or proceeding made or brought against Reseller by a Pass-Through Customer based on a claim, demand, suit or proceeding (i) made or brought against that Customer by a third party alleging that the use of a Service in accordance with this Agreement infringes or misappropriates such third party’s intellectual property rights; or (ii) arising from an unauthorized disclosure of Customer Data resulting from SFDC’s breach of its obligations under Section 12 (Confidentiality), Exhibit E (HIPAA Addendum) or Exhibit F (Data Processing Addendum) (each a “Claim Against Customer”), and will indemnify Reseller from any damages, attorney fees and costs finally awarded against Reseller as a result of, or for amounts paid by Reseller under a court-approved settlement of, a Claim Against Customer, provided Reseller (i) promptly gives Salesforce.com written notice of the Claim Against Customer, (ii) gives Salesforce.com sole control of the defense and settlement of the Claim Against Customer (except that Salesforce.com may not settle any Claim Against Customer unless it unconditionally releases Reseller of all liability), and (iii) gives Salesforce.com all reasonable assistance, at Salesforce.com’s expense. If Salesforce.com receives information about an infringement or misappropriation claim related to a Service, Salesforce.com may in its discretion and at no cost to Reseller (A) modify the Services so that they no longer infringe or misappropriate, without breaching Salesforce.com’s warranties under “Salesforce.com Warranties” above, (B) obtain a license for Reseller’s Customer’s continued use of that Service in accordance with this Agreement, or (C) terminate Reseller’s subscriptions for that Service upon 30 days’ written notice and refund Reseller any prepaid fees paid by Reseller covering the remainder of the term of the terminated subscriptions. The above defense and indemnification obligations do not apply to the extent a Claim Against Customer arises from Content, a Non-Salesforce.com Application, Reseller’s breach of this Agreement, or its Customer’s breach of the Salesforce.com Service Terms.
b.    Indemnification by Reseller. Reseller will defend Salesforce.com against any claim, demand, suit or proceeding made or brought against Salesforce.com (i) by a third party or a Customer based on a representation made by Reseller or Reseller’s agent to such third party, including without limitation any misrepresentation or any representation made in breach of Section 1 (b)(i) (Sales Engagement); (ii) by a third party or a Customer based on a breach of Section 18 (Compliance); (iii) by a third party alleging that the Customer Data, or Customer's use of any Service or Content in breach of the Salesforce.com Service Terms, infringes or misappropriates such third party’s intellectual property rights or violates applicable law; or (iv) by a Customer based on acts or omissions of Reseller in breach of this Agreement (each, a “Claim Against Salesforce.com”), and will indemnify Salesforce.com from any damages, attorney fees and costs finally awarded against Salesforce.com as a result of, or for any amounts paid by Salesforce.com under a court-approved settlement of, a Claim Against Salesforce.com, provided Salesforce.com (a) promptly gives Reseller written notice of the Claim Against Salesforce.com, (b) gives Reseller sole control of the defense and settlement of the Claim Against Salesforce.com (except that Reseller may not settle any Claim Against Salesforce.com unless it unconditionally releases Salesforce.com of all liability), and (c) gives Reseller all reasonable assistance, at Reseller’s expense.
c.    Exclusive Remedy. This Section 16 states the indemnifying Party’s sole liability to, and the indemnified Party’s exclusive remedy against, the other Party for any type of indemnified claim described herein.

17.	Limitation of Liability
a.    Limitation of Liability. Subject to Sub-parts (b) (Exclusion of Consequential and Related Damages) and (c) (Limitation of Restrictions) immediately below, and except for breaches of intellectual property rights and indemnification obligations, neither Party’s liability arising out of or related to this Agreement (whether in contact or tort or under any other theory of liability) shall exceed $10 million dollars ($10,000,000). The foregoing shall not limit Reseller’s payment obligations under Sections 8 (Fees) and 9 (Invoicing and Payment) above.

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b.    Exclusion of Consequential and Related Damages. Subject to Sub-part (c) (Limitation of Restrictions) immediately below, and except for either Party’s breach of the other Party’s intellectual property rights, in no event shall either Party have any liability to the other Party under or in relation to this Agreement whether in contract, tort or under any other theory of liability for any lost profits or for any indirect, special, incidental, punitive or consequential damages arising from or related to this Agreement, howsoever caused and whether or not such losses are foreseeable, even if that Party has been advised (or is otherwise aware) of the possibility of such losses in advance.
c.    Limitation of Restrictions. Nothing in this Section 17 shall exclude or limit Salesforce.com’s liability under its indemnification obligations arising under Section 16 (a) (Indemnification by Salesforce.com), Sub-part (i) only; or Reseller’s liability under its indemnification obligations arising under Section 16(b) (Indemnification by Reseller).

18.	Compliance.
a.    Compliance with Laws. Reseller shall comply with all applicable laws and regulations in its activities hereunder, including marketing and advertising activities. Reseller shall not engage in any deceptive, misleading, illegal or unethical activities, or activities that otherwise may be detrimental to Salesforce.com’s brands or Salesforce.com.
b.    Export Compliance. Reseller acknowledges that the Services may be subject to the export and import laws, regulations and requirements of the United States and other countries.  Reseller agrees to comply with such export and import laws, regulations, requirements, ordinances, and judicial administrative orders restricting or prohibiting trade with certain individuals and/or countries.  Without limiting the foregoing, Reseller agrees that it will not export or re-export the Services (i) to any party who is subject to restrictions requiring an export license, as further described in http://export.gov/ecr/eg_main_023148.asp or successor sites, (ii) to any country that is subject to embargo (currently Cuba, Iran, North Korea, Sudan and Syria), or (iii) to any person whom the Reseller knows, or has reason to know, is engaged in the development, production, stockpiling or use of nuclear, chemical or biological weapons, or missiles.
c.    Anti-Corruption. Reseller shall comply with the U.S. Foreign Corrupt Practices Act, the U.K. Bribery Act, and the anti-corruption laws of other countries, to the extent applicable. Reseller hereby represents and warrants that in its performance under this Agreement Reseller has not, and will not at any time, directly or indirectly (through a third party), pay, offer, give or promise to pay or give, or authorize the payment of, any monies or any other thing of value to any person to influence improper performance or secure an improper advantage or unjust benefit. It is the intent of the Parties that Reseller shall not make any payments or transfer(s) of value which have the purpose or effect of public or commercial bribery, acceptance of or acquiescence in extortion, kickbacks, or other unlawful or improper means of obtaining or retaining business.
d.    Consequences of Violation. Reseller shall promptly inform Salesforce.com in writing upon becoming aware of any violations of laws in connection with this Agreement. Reseller hereby acknowledges and agrees that any violation by Reseller of this Section 18 will constitute a material breach of this Agreement. In the event of such a violation, Salesforce.com will have the right to terminate this Agreement, without any liability whatsoever to Reseller, immediately upon providing written notice of termination to Reseller. Termination of this Agreement by Salesforce.com under this section shall be in addition to, and not in lieu of, Salesforce.com’s other legal rights and remedies.
e.    Compliance Training and Certification.  Reseller agrees that, to help Reseller comply with applicable law and any obligations set forth in this Section 18, it has developed or will develop training and certification programs for employees, third parties, and anyone engaging in sales on Reseller’s behalf pursuant to this Agreement, including but not limited to creating an employee code of conduct and associated training. As a part of Salesforce.com’s ongoing compliance training and management program, Salesforce.com may request certification from Reseller of its compliance with the obligations set forth in this Section 18, and

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Reseller agrees to promptly comply with such certification request. In the event Salesforce.com reasonably and in good faith disputes Reseller’s certification or reasonably believes Reseller has violated its obligations set forth herein, Salesforce.com shall have the right to review Reseller’s records to ensure compliance.

19.	General
a.    Recordkeeping and Inspection. Reseller shall maintain adequate books and records in connection with its activities hereunder. Such records shall include invoicing, payment and other financial records associated with each transaction, which Reseller and/or Salesforce.com will summarize and confirm in a monthly report. Salesforce.com may audit the relevant books and records of Reseller to ensure compliance with the terms of this Agreement upon reasonable notice to Reseller. Any such audit shall be conducted during regular business hours at Reseller's offices and shall not unreasonably interfere with Reseller's business activities. If an audit reveals that Reseller has underpaid fees to Salesforce.com, Reseller shall be invoiced for such underpaid fees based upon the fees in effect at the time the underpaid fees were incurred and Reseller should repay such invoice within forty-five (45) days. Audits shall be performed no more than twice during any twelve (12) month period.
b.    Notice of Any Claim. Reseller will notify Salesforce.com promptly in writing of any claim or proceeding involving the Service that is brought to Reseller's attention.
c.    Entire Agreement and Order of Precedence. This Agreement is the entire agreement between Salesforce.com and Reseller regarding Reseller’s rights to resell the Services and supersedes all prior and contemporaneous agreements, proposals or representations, written or oral, concerning its subject matter, including, without limitation, that certain Reseller Agreement dated January 30, 2009 by and between Reseller and SFDC. No representation, undertaking or promise shall be taken to have been given or be implied from anything said or written in negotiations between the Parties prior to this Agreement except as expressly stated in this Agreement. Neither Party shall have any remedy with respect to any untrue statement made by the other upon which that Party relied in entering this Agreement (unless such untrue statement was made fraudulently) and that Party's only remedies shall be for breach of contract as provided in this Agreement. Except with respect to updates to Exhibit A (Pass-Through Terms) by Salesforce.com in accordance with Section 5 (Customer Agreements and Product Specific Terms), no modification, amendment, or waiver of any provision of this Agreement will be effective unless in writing and signed by the Party against whom the modification, amendment or waiver is to be asserted. The Parties agree that any term or condition stated in a Reseller purchase order or in any other Reseller order documentation (excluding Order Forms) is void. In the event of any conflict or inconsistency among the following documents, the order of precedence shall be: (1) any exhibit, schedule or addendum to this Agreement in effect as of the Effective Date or added later in the Term by mutually executed amendment, (2) the body of this Agreement, and (3) the Documentation.
d.    Relationship of the Parties. The Parties are independent contractors. This Agreement does not create a partnership, franchise, joint venture, agency, fiduciary or employment relationship between the Parties, and notwithstanding the use of the term “partner” by either Party in reference to the other to describe Reseller’s relationship with Salesforce.com as a Salesforce.com reseller or as a participant in a Salesforce partner program in public and private positioning, neither Party will represent that it has any authority to assume or create any obligation, express or implied, on behalf of the other Party, nor to represent the other Party as agent, employee, franchisee, or partner in any other capacity or legal sense. Reseller shall not make any proposals, promises, warranties, guarantees, or representations on Salesforce’s behalf or in Salesforce’s name.
e.    Inurement / No Third Party Beneficiaries. This Agreement will inure to the benefit of and will be binding upon the Parties and their respective successors and permitted assigns. There are no third party beneficiaries to this Agreement. The rights of the Parties to terminate, rescind or agree any variation, waiver or settlement under this Agreement is not subject to the consent of any person that is not a Party to this Agreement

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f.    Notices. Except as otherwise specified in this Agreement, all notices permissions and approvals related to this Agreement will be in writing and will be deemed to have been given upon (a) personal delivery, (b) the second business day after mailing, (c) the second business day after sending by confirmed facsimile, or (d), except for notices of termination or an indemnifiable claim (“Legal Notices”), the day of sending by email. Notices to Salesforce.com shall be addressed to the attention of its VP, Worldwide Sales Operations, with a copy to its General Counsel, at salesforce.com, inc., The Landmark at One Market, Suite 300, San Francisco, California 94105; fax (415) 901-7040. Billing-related notices to Reseller will be addressed to the relevant billing contact designated by Reseller, and Legal Notices to Reseller will be addressed to Reseller (at the “Reseller Address” identified at the beginning of this Agreement, or at the “Reseller Address for Legal Notices (if different from the Reseller Address)”) and be clearly identifiable as Legal Notices. All other notices to Reseller will be addressed to the relevant Services system administrator designated by Reseller.
g.    Waiver / Cumulative Remedies. No failure or delay by either Party in exercising any right under this Agreement will constitute a waiver of that right. No consent or waiver by a Party to or of any breach or default by the other Party in its performance of its obligations under this Agreement will be: (a) effective unless in writing and signed by both Parties; or (b) deemed or construed to be a consent to or waiver of a continuing breach or default or any other breach or default of those or any other obligations of that other Party. The Parties’ respective rights and remedies under this Agreement are cumulative and not exclusive of any other rights or remedies to which the Parties may be lawfully entitled under this Agreement or at law or equity, and the Parties will be entitled to pursue any and all of their respective rights and remedies concurrently, consecutively and alternatively.
h.    Waiver of Jury Trial. Each Party hereby irrevocably waives any right to jury trial in connection with any action or litigation relating to this Agreement.
i.    Severability. If any provision (or part of a provision) of this Agreement is held by a court of competent jurisdiction to be invalid, illegal or unenforceable, it shall, insofar as it is severable from the remainder of this Agreement, be deemed omitted from this Agreement, and the remaining provisions of this Agreement will remain in effect.
j.    Assignment. Neither Party may assign any of its rights or obligations hereunder, whether by operation of law or otherwise, without the other Party’s prior written consent (not to be unreasonably withheld); provided, however, Salesforce.com may assign this Agreement in its entirety (including all Order Forms), without Reseller’s consent to its Affiliate or in connection with a merger, acquisition, corporate reorganization, or sale of all or substantially all of its assets. Notwithstanding the foregoing, if a Party is acquired by, sells substantially all of its assets to, or undergoes a Change in Control in favor of, a direct competitor of the other Party, then such other Party may terminate this Agreement upon written notice. In the event of such a termination, Salesforce.com will refund Reseller any prepaid fees covering the remainder of the term of all subscriptions. Subject to the foregoing, this Agreement will bind and inure to the benefit of the Parties, their respective successors and permitted assigns.
k.    Governing Law. This Agreement shall be governed exclusively by, and construed exclusively in accordance with, the laws of the United States and the State of California, without regard to its conflicts of laws provisions.
l.    Venue. The state or federal courts located in San Francisco County, California, will have exclusive jurisdiction to adjudicate any dispute relating to this Agreement. Each Party hereby irrevocably consents to the exclusive jurisdiction of such courts.
m.    Counterparts. This Agreement may be executed by facsimile or as attachment (in a standard readable format, such as pdf or jpg) to an email, and in counterparts, each of which shall constitute an original, and which taken together shall constitute the same agreement.

End of Terms and Conditions

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Exhibit A
salesforce.com, inc.
Pass-Through Terms
PREAMBLE
These Pass-Through Terms consist of the sections marked Preamble, Definitions, and Applicable Terms. These Pass-Through Terms apply between Salesforce’s Reseller and its Customer with respect to Services ordered by Customer from such Reseller.
salesforce.com, inc. is not a party to these Pass-Through Terms, which apply solely between Reseller and Customer, and Customer has no right to enforce or bring any claim against Salesforce.com with respect to these Pass-Through Terms. However, Salesforce.com is a third party beneficiary to these Pass-Through Terms, and shall have the benefit of and the right to enforce these Pass-Through Terms between Customer and Reseller.
DEFINITIONS
“Affiliate” means any entity that directly or indirectly controls, is controlled by, or is under common control with the subject entity.
“Control,” for purposes of this definition, means direct or indirect ownership or control of more than 50% of the voting interests of the subject entity.
“Beta Services” means Salesforce.com services that are not generally available to customers.
“Content” means information obtained by Salesforce.com from its content licensors or publicly available sources and provided to Customer pursuant to an Order Form, as more fully described in the Documentation.
“Customer” means the customer and its Affiliates ordering Services from Reseller.
“Customer Data” means electronic data and information submitted by or for Customer to the Services or collected and processed by or for Customer using the Services, excluding Content and Non-Salesforce.com Applications.
“Documentation” means Salesforce’s online user guides, help and training material for the applicable Services, accessible via help.salesforce.com or login to the applicable Services, as updated from time to time, including without limitation any notices and license information, external usage policies, and security, privacy and architecture documentation for the applicable Services accessible through the Trust and Compliance section of the help.salesforce.com website at
help.salesforce.com/apex/HTViewSolution?urlname=Trust-and-Compliance-Documentation&language=en_US or any successor website, as updated from time to time.
“Malicious Code” means code, files, scripts, agents or programs intended to do harm, including, for example, viruses, worms, time bombs and Trojan horses.
“Marketplace” means an online directory, catalog or marketplace of applications that interoperate with the Services, including, for example, the AppExchange located at www.salesforce.com/appexchange, the Heroku add-ons catalog located at addons.heroku.com, and any successor websites.

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“Non-Salesforce.com Application” means a Web-based or offline software application that is provided by Reseller, Customer or a third party and interoperates with a Service, including, for example, an application that is developed by or for Customer, is listed on a Marketplace, or is identified as Salesforce.com Labs or by a similar designation.
“Order Form” means an ordering document specifying the Services to be provided hereunder that is entered into between Customer and Reseller, including any addenda and supplements thereto. By entering into an Order Form, an Affiliate agrees to be bound by the terms of these Pass-Through Terms as if it were an original party hereto.
“Product Specific Terms” means standard terms from Salesforce.com that apply specifically to one or more particular Service, as set out in the applicable order from between Salesforce.com and Reseller, which Reseller is obliged to set out in the applicable Order Form.
“Reseller” means the reseller authorized by Salesforce.com to resell Services from whom Customer orders Services.
“Salesforce.com” means salesforce.com, inc., a Delaware corporation having its principal place of business at The Landmark @ One Market, Suite 300, San Francisco, California 94105.
“Services” means the products and services that are ordered by Customer under an Order Form and made available online by Salesforce, including associated offline components, as described in the Documentation. “Services” exclude Content and Non-Salesforce.com Applications .
“User” means an individual who is authorized by Customer to use a Service, for whom Customer has ordered the Service, and to whom Customer (or Salesforce.com at Customer’s request) has supplied a user identification and password. Users may include, for example, employees, consultants, contractors and agents of Customer, and third parties with which Customer transacts business.
APPLICABLE TERMS

1.	Salesforce.com RESPONSIBILITIES
a.Provision of Services. Salesforce.com will (a) make the Services and Content available to Customer pursuant to these Pass-Through Terms and the applicable Order Forms, (b) provide Salesforce.com standard support for the Services to Customer at no additional charge, and/or upgraded support if purchased, (c) use commercially reasonable efforts to make the online Services available 24 hours a day, 7 days a week, except for: (i) planned downtime (of which Salesforce.com shall give at least 8 hours electronic notice and which Salesforce.com shall schedule to the extent practicable during the weekend hours between 6:00 p.m. Friday and 3:00 a.m. Monday Pacific time), and (ii) any unavailability caused by circumstances beyond Salesforce’s reasonable control, including, for example, an act of God, act of government, flood, fire, earthquake, civil unrest, act of terror, strike or other labor problem (other than one involving Salesforce.com employees), Internet service provider failure or delay, Non-Salesforce.com Application, or denial of service attack, and (d) provide the Services in accordance with applicable laws and government regulations when used according to these Pass-Through Terms and the Documentation.
b.Authorized Salesforce.com Personnel. Salesforce.com will be responsible for the performance of its personnel (including its employees and contractors) and their compliance with Salesforce’s obligations under these Pass-Through Terms (including confidentiality and security obligations), except as otherwise specified herein.
c.Beta Services. From time to time, Salesforce.com may invite Customer to try Beta Services at no charge. Customer may accept or decline any such trial in its sole discretion. Beta Services will be clearly designated as beta, pilot, limited release, developer preview, non-production, evaluation or by a description of similar import. Beta Services are for evaluation purposes and not for production use, are not considered

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“Services” under these Pass-Through Terms, are not supported, and may be subject to additional terms. Customer’s obligations with regards to Customer Data herein shall apply to data submitted to or collected through Beta Services, excluding any data that is Content. Unless otherwise stated, any Beta Services trial period will expire upon the earlier of one year from the trial start date or the date that a version of the Beta Services becomes generally available. Salesforce.com may discontinue Beta Services at any time in its sole discretion and may never make them generally available. Salesforce.com will have no liability for any harm or damage arising out of or in connection with a Beta Service.

2.	USE OF SERVICES AND CONTENT
a.    Subscriptions. Unless otherwise provided in the applicable Order Form, Services and Content are purchased as subscriptions.
b.    Usage Limits. Services and Content are subject to usage limits, including, for example, the quantities specified in Order Forms. Unless otherwise specified, (a) a quantity in an Order Form refers to Users, and the Service or Content may not be accessed by more than that number of Users, (b) a User’s password may not be shared with any other individual, and (c) a User identification may be reassigned to a new individual replacing one who no longer requires ongoing use of the Service or Content. If Customer exceeds a contractual usage limit, Salesforce.com may work with Customer and/or Reseller to seek to reduce Customer’s usage so that it conforms to that limit. If, notwithstanding Salesforce’s efforts, Customer is unable or unwilling to abide by a contractual usage limit, Customer will execute an Order Form with Reseller for additional quantities of the applicable Services or Content promptly upon Salesforce’s request, and/or pay any invoice for excess usage in accordance with the “Invoicing and Payment” section below.
c.    Customer Responsibilities. Customer will (a) be responsible for Users’ compliance with these Pass-Through Terms, (b) comply with Product Specific Terms, including any Product Specific Terms notified to Customer which Reseller has failed to include in the applicable Order Form, (c) be responsible for the accuracy, quality and legality of Customer Data and the means by which Customer acquired Customer Data, (d) use commercially reasonable efforts to prevent unauthorized access to or use of Services and Content, and notify Salesforce.com promptly of any such unauthorized access or use, (e) use Services and Content only in accordance with the Documentation and applicable laws and government regulations, and (f) comply with terms of service of Non-Salesforce.com Applications with which Customer uses Services or Content.
d.    Usage Restrictions. Customer will not (a) make any Service or Content available to, or use any Service or Content for the benefit of, anyone other than Customer or Users, (b) sell, resell, license, sublicense, distribute, rent or lease any Service or Content, or include any Service or Content in a service bureau or outsourcing offering, (c) use a Service to store or transmit infringing, libelous, or otherwise unlawful or tortuous material, or to store or transmit material in violation of third-party privacy rights, (d) use a Service to store or transmit Malicious Code, (e) interfere with or disrupt the integrity or performance of any Service or third-party data contained therein, (f) attempt to gain unauthorized access to any Service or Content or its related systems or networks, (g) permit direct or indirect access to or use of any Service or Content in a way that circumvents a contractual usage limit, (h) copy a Service or any part, feature, function or user interface thereof, (i) copy Content except as permitted herein or in an Order Form or the Documentation, (j) frame or mirror any part of any Service or Content, other than framing on Customer’s own intranets or otherwise for its own internal business purposes or as permitted in the Documentation, (k) access any Service or Content in order to build a competitive product or service, or (l) reverse engineer any Service (to the extent such restriction is permitted by law).
e.    External-Facing Services. If Customer subscribes to a Service for creation and hosting of external-facing websites, Customer will comply with, and be responsible for Users’ compliance with, Salesforce’s External-Facing Services Policy at www.salesforce.com/company/legal/, and be solely responsible for complying with applicable law in any use of cookies or other tracking technologies on such websites.

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f.    Removal of Content and Non-Salesforce.com Applications. If Salesforce.com is required by a licensor to remove Content, or receives information that Content provided to Customer may violate applicable law or third-party rights, Salesforce.com may so notify Customer and in such event Customer will promptly remove such Content from its systems. If Salesforce.com receives information that a Non-Salesforce.com Application hosted on a Service by Customer may violate Salesforce’s External-Facing Services Policy or applicable law or third-party rights, Salesforce.com may so notify Customer and in such event Customer will promptly disable such Non-Salesforce.com Application or modify the Non-Salesforce.com Application to resolve the potential violation. If Customer does not take required action in accordance with the above, Salesforce.com may disable the applicable Content, Service and/or Non-Salesforce.com Application until the potential violation is resolved.

3.	NON-SALESFORCE.COM PROVIDERS
a.    Acquisition of Non-Salesforce.com Products and Services. Salesforce.com or third parties may make available (for example, through a Marketplace or otherwise) third-party products or services, including, for example, Non-Salesforce.com Applications and implementation and other consulting services. Any acquisition by Customer of such non-Salesforce.com products or services, and any exchange of data between Customer and any non-Salesforce.com provider, is solely between Customer and the applicable non-Salesforce.com provider. Salesforce.com does not warrant or support Non-Salesforce.com Applications or other non-Salesforce.com products or services, whether or not they are designated by Salesforce.com as “certified” or otherwise.
b.    Non-Salesforce.com Applications and Customer Data. If Customer installs or enables Non-Salesforce.com Applications for use with the Services, Customer acknowledges that Salesforce.com may allow providers of those Non-Salesforce.com Applications to access Customer Data as required for the interoperation and support of such Non-Salesforce.com Applications with the Services. Separate terms shall apply between Customer and the Non-Salesforce.com Application providers regarding the use of such Non-Salesforce.com Applications , and Customer shall be responsible for evaluating whether such terms with the Non-Salesforce.com Application providers ensure appropriate protection of and access to Customer Data, and address responsibility for any disclosure, modification or deletion of Customer Data by the Non-Salesforce.com Application providers, or any breach of applicable privacy and data protection laws and regulations resulting from Non-Salesforce.com Application providers’ access to Customer Data. Non-Salesforce.com Application providers shall not be considered subcontractors or sub-Data Processors of Salesforce.com or any of its Affiliates. Salesforce.com and its Affiliates shall not be responsible for any disclosure, modification, corruption, loss or deletion of Customer Data, or any breach of applicable privacy and data protection laws and regulations, resulting from any access by a Non-Salesforce.com Application provider to Customer Data through a Non-Salesforce.com Application installed by Customer or the Users.
c.    Integration with Non-Salesforce.com Applications. The Services may contain features designed to interoperate with Non-Salesforce.com Applications. To use such features, Customer may be required to obtain access to Non-Salesforce.com Applications from their providers, and may be required to grant Salesforce.com access to Customer’s account(s) on the Non-Salesforce.com Applications. If the provider of a Non-Salesforce.com Application ceases to make the Non-Salesforce.com Application available for interoperation with the corresponding Service features on reasonable terms, Salesforce.com may cease providing those Service features without entitling Customer to any refund, credit, or other compensation.

4.	FEES AND PAYMENT
a.    Fees and Payment. Payment of fees due under any Order Form, and the related payment terms, is exclusively between Customer and Reseller. Except as otherwise specified herein or in an Order Form, (i) fees are based on Services and Content purchased and not actual usage, (ii) payment obligations are non-cancelable and fees paid are non-refundable, and (iii) quantities purchased cannot be decreased during the relevant subscription term.

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b.    Suspension of Service. Customer acknowledges that if any charge is owed by Reseller to Salesforce.com with respect to Customer, and is 30 days or more overdue, Salesforce.com may, without limiting its other rights and remedies, suspend Services after following this process:
(i)Salesforce.com shall give both Customer and Reseller 10 or more days’ prior notice that Reseller’s account is overdue;
(ii)if after such period such charges still remain unpaid, Salesforce.com shall give Customer notice (“Second Notice”) that Reseller’s account is still overdue, and upon such Second Notice (a) Customer may by written notice to the Reseller withdraw its designation as Customer’s Reseller (becoming a “Former Reseller”), and (b) either Customer and Salesforce.com shall in good faith and without delay negotiate with and appoint an alternative Reseller (“New Reseller”) and Salesforce.com and Former Reseller shall assign the applicable order from between Salesforce.com and the Former Reseller to the New Reseller, provided such assignment is effective within 30 days of the date of the Second Notice, or Customer shall elect not to appoint a New Reseller in which case Customer shall engage good faith discussions with Salesforce.com to agree a mutually acceptable payment schedule;
(iii)if Salesforce.com and Customer are unable to appoint an alternative Reseller and assign the order form within 30 days of the date of the Second Notice, or if Customer elects not to appoint an alternative Reseller, Customer shall have 30 days (or such later date as Customer and Salesforce.com agree) from the date of the Second Notice to pay directly to Salesforce.com the outstanding fees due from the Former Reseller and to execute an assignment to assign the applicable order from between Salesforce.com and the Former Reseller from Former Reseller to Customer;
(iv)if following such 30 days (or such later date as Customer and Salesforce.com agree) period the charges still remain overdue, Salesforce.com may suspend the Services until such amounts are paid in full.
c.    Future Functionality. Customer agrees that its purchases are not contingent on the delivery of any future functionality or features, or dependent on any oral or written public comments made by Salesforce.com or Reseller regarding future functionality or features.

5.	PROPRIETARY RIGHTS AND LICENSES
a.    Reservation of Rights. Subject to the limited rights expressly granted hereunder, Salesforce.com and its licensors reserve all of their right, title and interest in and to the Services and Content, including all of their related intellectual property rights. No rights are granted to Customer hereunder other than as expressly set forth herein.
b.    Access to Content. Access to Content is subject to the terms of applicable Order Forms, these Pass-Through Terms and the Documentation.
c.    License by Customer to Host Customer Data and Applications. Customer grants Salesforce.com and its Affiliates a worldwide, limited-term license to host, copy, transmit and display Customer Data, and any Non-Salesforce.com Applications and program code created by or for Customer using a Service, as necessary for Salesforce.com to provide the Services in accordance with these Pass-Through Terms. Subject to the limited licenses granted herein, Salesforce.com acquires no right, title or interest from Customer or its licensors under these Pass-Through Terms in or to any Customer Data, Non-Salesforce.com Application or program code.
d.    License by Customer to Use Feedback. Customer grants to Salesforce.com and its Affiliates a worldwide, perpetual, irrevocable, royalty-free license to use and incorporate into the Services any suggestion, enhancement request, recommendation, correction or other feedback provided by Customer or Users relating to the operation of the Services.

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6.	CONFIDENTIALITY: COMPELLED DISCLOSURE
Either Customer or Salesforce.com (the “Receiving Party”) may disclose confidential information of the other party (the “Disclosing Party”) to the extent compelled by law to do so, provided the Receiving Party gives the Disclosing Party prior notice of the compelled disclosure (to the extent legally permitted) and reasonable assistance, at the Disclosing Party’s cost, if the Disclosing Party wishes to contest the disclosure. If the Receiving Party is compelled by law to disclose the Disclosing Party’s Confidential Information as part of a civil proceeding to which the Disclosing Party is a party, and the Disclosing Party is not contesting the disclosure, the Disclosing Party will reimburse the Receiving Party for its reasonable cost of compiling and providing secure access to that Confidential Information.

7.	DISCLAIMERS
a.    Disclaimers. Salesforce.com makes no warranties of any kind and excludes all warranties, representations, terms, conditions or other commitments of any kind, whether express or implied, statutory or otherwise, and Salesforce.com specifically disclaims all implied warranties, including (without limitation) any warranties, representations, terms, conditions or other commitments of merchantability or fitness for a particular purpose or of satisfactory quality or of reasonable skill and care, in each case, to the maximum extent permitted by applicable law. Without prejudice to the foregoing, Content and Beta Services are provided ‘as is’ and without warranty of any kind, and each party disclaims all liability and indemnification obligations for any harm, damages or other liability caused by any third party hosting providers.
b.    Warranties and Indemnities between Reseller and Customer. For the avoidance of doubt, Reseller and Customer are free to agree to warranties and indemnities with respect to the Services. Any such warranties and indemnities shall not form part of these Pass-Through Terms.

8.	LIMITATION OF LIABILITY
a.    No Liability of Salesforce. Subject to section the “Limitation of Restrictions” section below, in no event shall Salesforce.com or any of its Affiliates have any liability to the Customer under or in relation to these Pass-Through Terms whether in contract, tort or under any other theory of liability including without limitation for direct, indirect or consequential loss or damage, howsoever caused and whether or not such losses are foreseeable, even if that party has been advised (or is otherwise aware) of the possibility of such losses in advance.
b.    Limitation of Liability. Subject to the “Exclusion of Consequential and Related Damages” and “Limitation of Restrictions” sections below, Customer’s liability with respect to any single incident arising out of or related to these Pass-Through Terms (whether in contact or tort or under any other theory of liability) shall not exceed the amount paid by Customer to Reseller in the 12 months immediately preceding the relevant incident, provided that in no event shall Customer’s total aggregate liability arising out of or related to these Pass-Through Terms (whether in contact or tort or under any other theory of liability) exceed the total amount paid by Customer to Reseller.
c.    Exclusion of Consequential and Related Damages. Subject to section the “Limitation of Restrictions” section below, in no event shall Customer have any liability to Salesforce.com under or in relation to these Pass-Through Terms whether in contract, tort or under any other theory of liability for any indirect or consequential loss or damage arising from or related to these Pass-Through Terms, howsoever caused and whether or not such losses are foreseeable, even if that party has been advised (or is otherwise aware) of the possibility of such losses in advance.

9.	TERM AND TERMINATION
a.    Term of Pass-Through Terms. These Pass-Through Terms commence on the first subscription start date in the Order Form(s) and continues until all subscriptions have expired or have been terminated.
b.    Term of Subscriptions. The term of each subscription shall be as specified in the applicable Order Form. Except as otherwise expressly specified in an Order Form, subscriptions will automatically

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renew for additional periods equal to the expiring subscription term or one year (whichever is shorter), unless Customer gives the Reseller notice of non-renewal at least 45 days before the end of the relevant subscription term or the Reseller gives Customer notice of non-renewal at least 30 days before the end of the relevant subscription term.
c.    Termination. Salesforce.com may terminate these Pass-Through Terms for cause (i) upon 30 days written notice to the Customer of a material breach if such breach remains uncured at the expiration of such period, or (ii) immediately on written notice if the Customer becomes the subject of a petition in bankruptcy or any other proceeding (whether voluntary or involuntary) relating to insolvency, administration, receivership, administrative receivership, liquidation or assignment for the benefit of creditors, or if the other party suspends or ceases, or threatens to suspend or cease, carrying on all or a substantial part of its business, or takes or suffers any similar or analogous procedure, action or event in consequence of debt in any jurisdiction.
d.    Customer Data Portability and Deletion. Upon request by Customer made within 30 days after the effective date of termination or expiration of these Pass-Through Terms, Salesforce.com will make the Customer Data available to Customer for export or download as provided in the Documentation. After such 30-day period, Salesforce.com will have no obligation to maintain or provide any Customer Data, and will thereafter delete or destroy all copies of Customer Data in its systems or otherwise in its possession or control as provided in the Documentation, unless legally prohibited.
e.    Surviving Provisions. The sections titled “Removal of Content and Non-Salesforce.com Applications ”, “Proprietary Rights and Licenses”, “Confidentiality: Compelled Disclosure”, “Disclaimers”, “Limitation of Liability”, “Customer Data Portability and Deletion”, “Surviving Provisions” and “General Provisions” will survive any termination or expiration of these Pass-Through Terms.

10.	GENERAL PROVISIONS
a.    Export Compliance. The Services, Content, other Salesforce.com technology, and derivatives thereof may be subject to export laws and regulations of the United States and other jurisdictions. Customer represents that it is not named on any U.S. government denied-party list.  Customer will not permit any User to access or use any Service or Content in a U.S.-embargoed country (currently Cuba, Iran, North Korea, Sudan or Syria) or in violation of any U.S. export law or regulation.
b.    Anti-Corruption. Customer has not received or been offered any illegal or improper bribe, kickback, payment, gift, or thing of value from a Salesforce.com or Reseller employee or agent in connection with these Pass-Through Terms, and shall comply with all applicable laws, regulations and sanctions relating to anti-bribery and anti-corruption including without limitation the Bribery Act 2010 (as such statute is amended from time to time).  If Customer learns of any violation of the above restriction, it will use reasonable efforts to promptly notify Salesforce’s Legal Department at legalcompliance@salesforce.com.
c.    Third-Party Beneficiaries. Except for Salesforce.com and its Salesforce’s Content licensors, who shall have the benefit of Salesforce’s rights and protections hereunder with respect to the applicable Content, nothing in these Pass-Through Terms shall confer, or is intended to confer, on any third party any benefit or the right to enforce any term of these Pass-Through Terms. The rights of the parties to terminate, rescind or agree any variation, waiver or settlement under these Pass-Through Terms is not subject to the consent of any person that is not a party to these Pass-Through Terms.
d.    Notices. Except as otherwise specified in these Pass-Through Terms, all notices related to these Pass-Through Terms will be in writing and will be effective upon (a) personal delivery, (b) the second business day after mailing, (c) the second business day after sending by confirmed facsimile, or (d), except for notices of termination (“Legal Notices”), the day of sending by email. Legal Notices to Customer will be addressed to Customer and be clearly identifiable as Legal Notices. All other notices to Customer will be addressed to the relevant Services system administrator designated by Customer.

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e.    Severability. If any provision (or part of a provision) of these Pass-Through Terms is held by a court of competent jurisdiction to be invalid, illegal or unenforceable, it shall, insofar as it is severable from the remainder of these Pass-Through Terms, be deemed omitted from these Pass-Through Terms, and the remaining provisions of these Pass-Through Terms will remain in effect.
f.    Assignment. Neither party may assign any of its rights or obligations hereunder, whether by operation of law or otherwise, without the other party’s prior written consent (not to be unreasonably withheld); provided, however, that Salesforce.com may assign these Pass-Through Terms in their entirety, without Customer’s consent to its Affiliate or in connection with a merger, acquisition, corporate reorganization, or sale of all or substantially all of its assets.
g.    Governing Law. These Pass-Through Terms shall be governed exclusively by, and construed exclusively in accordance with, the laws of the United States and the State of California, without regard to its conflicts of laws provisions.
h.    Venue. The state or federal courts located in San Francisco County, California, will have exclusive jurisdiction to adjudicate any dispute arising out of or relating to these Pass-Through Terms. Each party hereby irrevocably consents to the exclusive jurisdiction of such courts.
End of Applicable Terms

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Exhibit B – Sales Training; Technical Training and Enablement

Sales Training.
Reseller agrees that all of its Salesforce.com business representatives (sales, alliances and marketing personnel) will attend a Salesforce.com bootcamp training within 90 days of their hire and from that time onward maintain their Salesforce.com proficiency through ongoing participation in Salesforce.com product release and sales training. Salesforce.com will provide ongoing sales training to Reseller free of charge.
Technical Training and Enablement
Reseller agrees that all of its Salesforce.com technical representatives (pre-sale engineers, consultants and support personnel) will attend workshops including the following: Salesforce.com Administrator, Advanced Administrator, as well as other technical certifications and various developer workshops. Reseller personnel will be allowed to take additional examinations in conjunction with such workshops and technical certification training at no charge.

Ongoing technical training for new products and/or for additional personnel may be offered by Salesforce.com at no cost.
Salesforce.com Certification
Salesforce.com agrees to provide a certification program for the following verticals: Not-for-profit and Higher Education at no charge. The Parties will work together to align the training to the needs of both Parties.

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Exhibit C
Sample Reseller Order Form

Salesforce.org
San Francisco, CA 94105
US

ORDER FORM for
Proposal Number: P-00083355
Approved
Proposed by: Loven Ko

ORDER FORM

Address Information

Billing Company Name:
Billing Contact Name:
Billing Email Address:

Billing Phone:
Billing Fax:
Billing Language:

Terms and Conditions

Related Contract*:
Start Date*:
Contract End Date*:

Payment Method:
Payment Terms:
Billing Frequency:

Products

Product	Order Start Date*	Order End Date*	Order Term (months)*	Monthly Price+	Quantity	Total Price
						Total: USD 0.00

+ The Monthly Price shown above has been rounded to two decimal places for display purposes. As many as eight decimal places may be present in the actual price. The totals for this order were calculated using the actual price, rather than the Monthly Price displayed above, and are the true and binding totals for this order.

* If this Order Form is executed and/or returned to Salesforce.org by Customer after the Order Start Date above, Salesforce.org may adjust these terms, without increasing the Total Price, based on the date Salesforce.org activates the products above.

Prices shown above do not include any taxes that may apply. Any such taxes are the responsibility of Customer. This is not an invoice.

Purchase Order Information

Is a Purchase Order (PO) required for the purchase or payment of the products on this Order Form?

Please Select: (Customer to Complete)

[] No

[] Yes.

If yes, please complete the following:

PO Number: ______________________

PO Amount: ______________________

Upon signature by Customer and submission to salesforce.org, this Order Form shall become legally binding and governed by the Master Subscription Agreement between salesforce.org and Customer, unless this Order Form is rejected by Salesforce.org. Salesforce.org may reject this order form if: (1) the signatory below does not have the authority to bind Customer to this Order Form, (2) changes have been made to this order Form (other than completion of the purchase order information and the signature block), or (3) the requested purchase order information or signature is incomplete or does not match the rest of the Order Form. Subscriptions are non-cancelable before their Order End Date.

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Exhibit D
Services available for Resale under this Agreement
Reseller may resell any Salesforce.com online subscription service or Salesforce.com products that Salesforce.com adds to any Salesforce.com pricelists for direct sales and that Salesforce.com makes available for sale by Salesforce.com sales teams, including Upgraded Support but excluding any Salesforce.com products that meet one or more of the definitions of “Excluded Products” below.
For purposes of this Agreement,
“Upgraded Support” means the then-standard versions (at time of purchase) of Salesforce.com’s Premier Success Plan, Premier+ Success Plan, and Premier Points (that allow Qualified Customer to consume Accelerators) support offerings;
and
“Excluded Products” means:

1.
Third party products that Salesforce resells as Salesforce.com products and/or as part of a Salesforce.com product, or that Salesforce.com resells on a pass through basis (e.g., Remedyforce) under a Salesforce.com Order Form, including any Services for which Salesforce.com incurs fixed costs in the form of fees payable to a third party such as royalty fees or per subscription data center infrastructure fees (e.g., Data.com);

2.
Products previously offered by entities that Salesforce has since acquired but that Salesforce.com has not yet itself made generally available to customers under Order Forms submitted by customers directly to Salesforce.com; and/or

3.
Salesforce.com products that are not yet available through the Reseller’s quoting tool, notwithstanding both Parties’ commercially reasonable efforts to identify and resolve such technical and/or resource limitations nor the Parties’ shared commitment to a common goal of making such Salesforce.com products available through Reseller’s quoting tool.

4.	Services and support offerings that are not Upgraded Support.
Salesforce will use commercially reasonable efforts to make Salesforce.com products that do not qualify as Excluded Products available for resale by Reseller in a timely manner, and to the extent commercially reasonable and practicable in Salesforce.com’s sole discretion, within 90 days of becoming generally available directly from Salesforce.com.

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Exhibit E
HIPAA Business Associate Addendum
This HIPAA Business Associate Addendum (this “Addendum”) is made a part of, and incorporated into, the Agreement. The purpose of this Addendum is to implement certain of the requirements of the Health Insurance Portability and Accountability Act of 1996 and the rules and regulations promulgated thereunder as supplemented and amended by the requirements of Subtitle D of the Health Information Technology for Economic and Clinical Health (HITECH) Act provisions of the American Recovery and Reinvestment Act of 2009 and the rules and regulations promulgated thereunder (collectively, “HIPAA”).
WHEREAS, the Parties acknowledge that those regulations include both the federal privacy regulations, as amended from time to time, issued pursuant to HIPAA and codified at 45 CFR Parts 160 and 164 (Sub-parts A & E) (the “Privacy Rule”) and the federal security regulations, as amended from time to time, issued pursuant to HIPAA and codified at 45 CFR Parts 160 and 164 (Sub-parts A & C) (the “Security Rule”).
WHEREAS, in the course of providing the Services to Qualified Customers on Reseller’s behalf, pursuant to the Agreement, Salesforce.com may, on behalf of such Qualified Customers, receive, maintain or transmit information entered into the Services as Customer Data that constitutes Protected Health Information, as defined in 45 CFR §160.103 (“PHI”), and as a result may, for certain purposes and under certain circumstances, be deemed a Business Associate, as such term is defined in 45 CFR §160.103, of Reseller under HIPAA. For clarity, neither Salesforce.com nor its Subcontractors “create” Protected Health Information in the provision of the Services. This Addendum governs Reseller’s and Salesforce.com’s respective responsibilities with respect to such PHI as and when Salesforce.com acts as a Business Associate of Reseller, including Salesforce.com’s Use and Disclosure of PHI, as such terms are defined in 45 CFR §160.103. A capitalized term not defined herein shall have the meaning ascribed to that term in the Agreement, or, if any such term has no meaning ascribed in the Agreement, then such term shall have the meaning ascribed to it under HIPAA.

Accordingly, the Parties agree as follows:
1.Use and Disclosure of PHI by Reseller. Reseller shall Use and Disclose PHI only as permitted by HIPAA. Reseller shall not authorize, request or require Salesforce.com to Use or Disclose PHI in any manner that would violate HIPAA if the Use or Disclosure were carried out by Reseller except as permitted under HIPAA and set forth in this Addendum.
2.Use and Disclosure of PHI by Salesforce.com. Salesforce.com shall Use or Disclose PHI only in the manner and for the purposes set forth in this Addendum and not in any other manner or for any other purposes. Reseller hereby authorizes Salesforce.com to do the following:
(i)Use and Disclose PHI as necessary to provide the Services, to prevent or address service or technical problems and, as may be set forth in the Agreement, to help resolve technical support issues; and
(ii)Use and Disclose PHI as Required by Law.
3.Protection of PHI. In connection with its receipt, maintenance or transmission of PHI on behalf of Reseller, Salesforce.com agrees to do the following:
(i)in accordance with 45 CFR § 164.502(e)(1), ensure that any Subcontractors that receive, maintain or transmit PHI on behalf of Salesforce.com agree to restrictions and conditions no less restrictive than those that apply to Salesforce.com in this Addendum with respect to such PHI;
(ii)use appropriate administrative, technical and physical safeguards, and comply, where applicable, with the Security Rule with respect to any PHI that constitutes Electronic Protected Health Information, to prevent Use or Disclosure of PHI other than as provided for by this Addendum; and
(iii)to the extent Salesforce.com is to carry out the Reseller’s obligations under the Privacy Rule, comply with the requirements of the Privacy Rule that apply to the Reseller in the performance of those

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obligations; notwithstanding the foregoing, the Parties acknowledge that, under the Agreement and this Addendum, unless otherwise agreed upon by the Parties in writing, Salesforce.com has no obligations to carry out any of Reseller’s obligations under the Privacy Rule.
4.Breach Notification.
(i)Salesforce.com shall report to Reseller any Use or Disclosure of PHI not provided for in this Addendum of which Salesforce.com becomes aware, including any Breach of Unsecured Protected Health Information in accordance with 45 CFR § 164.410. In addition, Salesforce.com shall provide to the Reseller all information required by 45 CFR § 164.410(c) to the extent known and provide any additional available information reasonably requested by a Qualified Customer for purposes of investigating the Breach. For purposes of this Addendum, “Breach” means the acquisition, access, Use or Disclosure of PHI in a manner not permitted by the Privacy Rule that compromises the security or privacy of the PHI as defined, and subject to the exclusions set forth, in 45 CFR § 164.402.
(ii)Salesforce.com shall be required to report to Reseller, without unreasonable delay, only successful Security Incidents pertaining to the PHI of which Salesforce.com becomes aware. The Parties agree that throughout the term of the applicable Order Form, Salesforce.com will make information regarding unsuccessful Security Incident attempts available to active Qualified Customers’ Users with appropriate administrative rights via the “Login History” feature.
5.Access by HHS. Salesforce.com shall make its internal practices, books and records relating to the Use and Disclosure of PHI available to the Secretary of the United States Department of Health and Human Services for purposes of determining the Qualified Customer’s compliance with HIPAA.
6.Individual Access Requests. Salesforce.com shall forward any requests Salesforce.com receives from an Individual for access to the Individual’s PHI that is entered in the Services to which Reseller or Qualified Customer, as the case may be, shall respond in accordance with the requirements of 45 CFR § 164.524. By virtue of providing the Services, Salesforce.com shall make available to Reseller all PHI that is entered in the Services, including PHI about an Individual, to facilitate compliance with the requirements of 45 CFR § 164.524.
7.Individual Amendment Requests. Salesforce.com shall forward any requests Salesforce.com receives from an Individual for amendments to the Individual’s PHI that is entered in the Services. Salesforce.com shall not be responsible for responding to requests by Individuals for amendment to their PHI in accordance with HIPAA. By virtue of providing the Services, Salesforce.com shall make available all PHI that is entered in the Services by a Qualified Customer, including any PHI required to be made available for amendment in accordance with 45 CFR § 164.526, in a manner that allows the Qualified Customer to reasonably incorporate any amendments to the PHI in accordance with 45 CFR § 164.526.
8.Individual Accounting Requests. Salesforce.com shall in accordance with and as required by 45 CFR § 164.504(e)(2) document Disclosures of PHI made by Salesforce.com and maintain information related to such Disclosures. Salesforce.com shall make related information reasonably available to Reseller to assist Reseller, comply with its legal obligations under 45 CFR § 164.528 and for Reseller to respond to requests by Individuals for an accounting of Disclosures of their respective PHI.
9.Applicable Services. For the avoidance of doubt, the obligations set forth under this HIPAA Addendum apply only with respect to those Services Reseller is permitted to resell that are branded as Sales Cloud, Service Cloud, Communities, Force.com and Chatter, and shall not apply to any Heroku products or services, including the Heroku Services.
10.Termination. Within 30 days post termination/expiration of a Qualified Customer’s final Order Form with Reseller, the Qualified Customer may request return of Customer Data submitted to the Services. Salesforce.com shall provide such Customer Data via a downloadable file in comma separated value (.csv) format and attachments in their native format. Unless legally prohibited or unless otherwise required by an applicable Qualified Customer’s agreement with Salesforce.com, after termination of the applicable Qualified Customer’s final Order Form with Reseller, Customer Data submitted to the Services is retained

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in inactive status within the Services for 180 days and a transition period of up to 30 days, after which it is securely overwritten or deleted. In accordance with the foregoing, Customer Data submitted to the Services (including Customer Data retained in inactive status) will be stored on backup media for an additional 90 days after it is securely overwritten or deleted from the Services. This process is subject to applicable legal requirements. Without limiting the ability for Qualified Customers to request return of Customer Data submitted to the Services, Salesforce.com reserves the right to reduce the number of days it retains such data after termination of the applicable Order Form. If return or destruction of Customer Data that constitutes PHI is not feasible, Salesforce.com shall extend the protections of this Addendum to that Customer Data and limit further Uses and Disclosures of that Customer Data to those purposes that make the return or destruction of the Customer Data infeasible.
11.Non-Compliance. In the event either Party becomes aware that the other Party has engaged in a pattern of activity or practice that constitutes a material breach or violation of this Addendum, the non-breaching Party may request in writing that the breaching Party cure the breach or violation. If the breach or violation is not cured within 30 days of the written notice, the non-breaching Party may terminate this Addendum and the Agreement.
12.General
12.1     Regulatory References. A reference in this Addendum to a section in HIPAA means the section as then in effect or as amended.
12.2    Communications. Salesforce.com may, in its discretion, fulfill certain communication obligations to Reseller hereunder by making such communications to a Qualified Customer on Reseller’s behalf. Such communications may include the following: forwarding a request or making certain information available.
12.3     Amendment. The Parties shall take such action as is necessary to amend the Agreement and this Addendum from time to time as is necessary for the Parties to comply with changes to the rules and regulations under HIPAA. If the Parties cannot agree as to a necessary amendment, either Party may terminate the Agreement and this Addendum with 30 days prior written notice to the other Party.
12.4    Interpretation. Any ambiguity in this Addendum shall be resolved to permit the Parties to comply with HIPAA.
[End of HIPAA BUSINESS ASSOCIATE ADDENDUM]

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Exhibit F
Data Processing Addendum
[Based on the standard Salesforce.com template last updated 2015-06-08]
This Data Processing Addendum (“DPA”) is made a part of the Platform Solution Agreement between Reseller and Salesforce.com (the “Agreement”), to reflect the Parties’ agreement with regard to the Processing of Customer Data (as defined in the Agreement), including Personal Data (as defined below), in accordance with the requirements of European Directive 95/46/EC (the “Directive”) and EU Member States’ national implementations thereof and Switzerland’s Federal Act on Data Protection (collectively, “European Data Protection Laws”).
All capitalized terms not defined herein shall have the meaning set forth in the Agreement.
Whereas, in the course of providing the Services to Reseller pursuant to the Agreement, Salesforce.com may come to have access to Personal Data as may be submitted to Salesforce.com’s systems by or for Pass-Through Customers as Customer Data which is accessible to the Pass-Through Customer while resident on Salesforce.com’s systems. This DPA applies exclusively to the provision of the Services.
Whereas, Reseller and Salesforce.com acknowledge that with regard to the Processing of Customer Data pursuant to the Agreement, the Pass-Through Customer is the Data Controller, Reseller is a Data Processor, and in the event Salesforce.com Processes Customer Data, Salesforce.com is a further Data Processor of Reseller.
Whereas, the obligations set forth herein apply only with respect to those Services Reseller is permitted to resell under the Agreement and that are branded by Salesforce.com as Sales Cloud, Service Cloud, Communities, Force.com and Chatter.
Whereas, the obligations set forth herein are not applicable to Heroku products or services.
Accordingly, Reseller and Salesforce.com agree as follows:

1.	Definitions

“Data Controller”	has the meaning specified for “controller” in European Data Protection Laws.

“Data Processor”	has the meaning specified for “processor” in European Data Protection Laws.

“Data Subject”	has the meaning specified for “data subject” in European Data Protection Laws.

“Personal Data”	has the meaning specified for “personal data” in European Data Protection Laws where such data is submitted by or for Pass-Through Customer to the Services as Customer Data.

“Processing”	has the meaning specified for “processing” in European Data Protection Laws.

“Salesforce Affiliates”	means Affiliates (as defined in the Agreement) of salesforce.com, inc.

“Sub-processor”	means any Data Processor engaged by Salesforce.com or by any other Sub-processor of Salesforce.com that Processes Personal Data on behalf of Pass-Through Customer.
2.Processing. Reseller and Salesforce.com acknowledge that with regard to the Processing of Customer Data pursuant to the Agreement, Pass-Through Customer is the Data Controller, Reseller is the Data Processor, and in the event Salesforce.com Processes Customer Data, Salesforce.com is a further Data Processor of Reseller.

3.	Salesforce.com Obligations
3.1    Salesforce.com’s obligations under this DPA shall apply to its Processing of Customer Data, including Personal Data. For the avoidance of doubt, the obligations set forth under this DPA apply only with respect to those Services Reseller is permitted to resell that are branded as Sales Cloud, Service Cloud,

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Communities, Force.com and Chatter, and shall not apply to any Heroku products or services, including the Heroku Services.
3.2    Salesforce.com shall Process Personal Data in accordance with the requirements of European Data Protection Laws, as they apply to Salesforce.com’s Processing of Personal Data, and Pass-Through Customer’s instructions as set forth in the Agreement and this DPA. The following is deemed an instruction by Reseller and/or Pass-Through Customer to Process Personal Data: (a) Processing necessary for the exercise and performance of Salesforce.com’s rights and obligations under the Agreement and this DPA, respectively; and (b) Processing initiated by Pass-Through Customer Users in their use of Services.
3.3    Salesforce.com shall promptly comply with any commercially reasonable request from Pass-Through Customer or Reseller, as appropriate, requiring Salesforce.com to amend or delete Personal Data, to the extent legally permitted, to the extent Pass-Through Customer or Reseller, as appropriate, does not have the ability to do so itself in its use of the Services, as appropriate.
3.4    Salesforce Cooperation.
(1)    If Salesforce.com receives any complaint, notice, or communication in which Reseller or Pass-Through Customer is named that relates directly to (i) Salesforce.com’s Processing of Personal Data or (ii) either Party’s compliance with European Data Protection Laws in connection with Salesforce.com’s Processing of Personal Data, it shall promptly notify Reseller and it shall provide Reseller with commercially reasonable cooperation and assistance in relation to any such complaint, notice, or communication, to the extent legally permitted.
(2)    In accordance with the requirements of European Data Protection Laws, and only if required by a Pass-Through Customer, Salesforce agrees to provide Reseller and/or its Pass-Through Customers with commercially reasonable cooperation and assistance in relation to any regulatory (whether from the CNIL or any other regulatory body) inquiry, injunction, complaint or similar decision involving Reseller's processing of Personal Data arising from this Agreement.
3.5    Salesforce.com acknowledges that certain Pass-Through Customers may submit Customer Data, including Personal Data, from around the world to Salesforce.com data centers located in the United States. Salesforce.com represents that it is self-certified to the EU/US and Swiss/US Safe Harbor frameworks, as administered by the U.S. Department of Commerce, and that it will maintain its self-certification or any successor programs for the duration of the term of the Agreement. Details of salesforce.com, inc.’s Safe Harbor self-certification are available at www.export.gov/safeharbor. For the avoidance of doubt, Salesforce.com represents that it shall comply with the relevant Safe Harbor principles (“Principles”) available at http://export.gov/safeharbor/ or any equivalent successor principles in its Processing of Personal Data, including the “Onward transfer principle”, which requires that where Salesforce.com transfers Personal Data to a third party that is acting as an agent, it may do so if it first either ascertains that the third party subscribes to the Principles or is subject to the Directive or another adequacy finding or enters into a written agreement with such third party requiring that the third party provide at least the same level of privacy protection as is required by the relevant Principles. To the extent the EU/US and/or Swiss/US Safe Harbor frameworks are replaced by a successor program, Salesforce.com represents that the Salesforce Affiliate self-certified to the EU/US and/or Swiss/US Safe Harbor frameworks as of the effective date of the Agreement will also comply and participate in any such successor program or an alternative transfer mechanism that is recognized by Directive 95/46/EC.
3.6    Salesforce.com shall not store or transfer for storage any Customer Data stored on a server located in the United States or European Economic Area to a server located outside the United States or European Economic Area, unless Salesforce.com has received prior written consent from Reseller or Pass-Through Customer, as applicable.
3.7    Notwithstanding clause 3.6 above, Salesforce.com may store on servers located in the jurisdictions where its data centers are, which may include jurisdictions outside the United States and European Economic

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Area, and transfer for storage to such servers identifying information about all Pass-Through Customer’s instance(s) of the Services and such Pass-Through Customer’s Users for the purposes of operating the Services, such as facilitating the login process and the provision of customer support. Such identifying information shall only include the following personal data about Users, as provided by Pass-Through Customer or Reseller in its provision of User accounts: first and last name, email address, username, phone number, and physical business address.
3.8    In accordance with the Agreement, including Documentation as applicable, Salesforce.com shall maintain appropriate administrative, physical, and technical safeguards for protection of the security, confidentiality, and integrity of Customer Data
3.9    Without limiting the generality of the foregoing Section 3.6, Salesforce.com shall notify Reseller within 48 hours, or such shorter time period as mandated by European Data Protection Laws applicable to Salesforce.com in its provision of the Services, if Salesforce.com becomes aware of any unauthorized disclosure by Salesforce.com or its agents of any Personal Data (“Security Breach”). Salesforce.com shall make reasonable efforts to mitigate any Security Breach that is known to Salesforce.com to the extent such Security Breach is caused by a violation of the requirements of this DPA by Salesforce.com.
3.10    Certain Obligations. Salesforce.com may fulfill certain obligations to Reseller under this DPA by fulfilling such obligations to the Pass-Through Customer on Reseller’s behalf. Such obligations may include, but are not limited to, the following: forwarding a request from a Data Subject, providing notice of a Security Breach, providing notice of certain complaints, notices, or communications, and accessing, retrieving and making certain information available to Reseller and/or to Pass-Through Customer.

4.	Reseller Obligations
4.1    Reseller shall, and shall contractually obligate Pass-Through Customers to, Process Personal Data in accordance with requirements of European Data Protection Laws, including those pertaining to transfers of or access to Customer Data initiated by Users of the Services.
4.2    In addition to Reseller’s obligations set forth in the Agreement, Reseller will comply, and will ensure that its personnel and subcontractors comply, with all applicable laws regarding the protection of personal information and privacy including but not limited to the Directive as it applies to the performance of Reseller’s obligations under the Agreement. To the extent Reseller is a Data Processor, Reseller shall promptly notify Data Controller if it receives any complaint, notice or communication which relates directly or indirectly to the processing of Personal Data under the Agreement, provide full co-operation and assistance in relation to any such complaint, notice or communication.

5.	Salesforce.com Personnel
5.1    Salesforce.com shall ensure that Salesforce.com’s access to Personal Data is limited to those personnel who need such access to meet or exercise Salesforce.com’s obligations or rights under the Agreement, respectively.
5.2    Salesforce.com shall ensure that its personnel who have access to Personal Data are informed of the confidential nature of the Personal Data and have received appropriate training on their responsibilities with respect to such access.
5.3    Salesforce.com shall take commercially reasonable steps to ensure the reliability of any of Salesforce.com’s personnel that have access to Personal Data.
5.4    Data Protection Officer. Salesforce Affiliates have appointed a data protection officer to the extent this is required by European Data Protection Laws and Regulations. Upon reasonable request by Reseller, Salesforce.com will provide the contact details of such appointed persons.

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6.	Sub-processors
6.1    Reseller agrees that Salesforce.com is entitled to retain salesforce.com, inc. and other Salesforce Affiliates as Sub-Processors for Salesforce.com. Reseller acknowledges and agrees that Salesforce.com and/or Salesforce Affiliates respectively may engage third party service providers as Sub-Processors that may provide customer support, including Processing of Personal Data (in connection with the Services), to Reseller or Pass-Through Customer, as applicable.
6.2    A list of Sub-Processors as of the Effective Date is provided in Attachment 1 to this DPA. Salesforce.com shall provide Reseller with prior notice of any new Sub-Processors by emailing Reseller at the following email address (which may be added to and updated from time to time by Reseller):
Email 1: sfdocompliance@salesforce.com
6.3    Sub-processors of Personal Data will be subject to data protection obligations at least equivalent to those contained in this DPA, and such Sub-Processors shall be obliged to (i) comply with European Data Protection Laws and (ii) to provide at the least the same level of privacy protection as is required by the relevant Principles.
6.4    Subject to the terms of the Agreement and except as otherwise set forth therein, Salesforce.com shall be liable for the acts and omissions of its Sub-Processors to the same extent Salesforce.com would be liable if performing the services of each Sub-Processor directly under the terms of this DPA,

7.	Rights of the Data Subject
7.1    Salesforce.com shall promptly notify Reseller, if it receives a request from a Data Subject for access to that person’s Personal Data, to the extent legally permitted. Salesforce.com shall provide Reseller or Pass-Through Customer, as appropriate, with commercially reasonable cooperation and assistance in relation to any request made by a Data Subject for access to that person’s Personal Data, to the extent legally permitted and to the extent Reseller or Pass-Through Customer, as appropriate, does not have access to such Personal Data through its use of the Services.
7.2    Salesforce.com shall not disclose the Data Subject’s Personal Data to the Data Subject or to a third party other than at the written instruction of Reseller or Pass-Through Customer, as appropriate, which may be provided via email, unless otherwise permitted in the Agreement or this DPA or as required by law. For clarity, Salesforce.com’s disclosures of Personal Data to Users as contemplated under the Agreement shall be permitted and is not in violation of non-disclosure provisions set forth herein.

8.	Third Party Certifications
8.1    For the duration of the Agreement, Salesforce.com and Salesforce Affiliates shall maintain ISO 27001 certification to the extent they are Data Processors.
8.2    Salesforce.com shall audit third party Sub-Processors that are not Salesforce Affiliates at least once per year to ensure they have appropriate physical, technical, organizational, and administrative controls in place. Upon Reseller’s reasonable request at reasonable intervals, Salesforce.com shall provide Reseller with an executive summary of the most recent audits of such third party Sub-Processors. Salesforce Affiliates that are Sub-Processors are audited at least once per year pursuant to salesforce.com, inc.’s ISO 27001 certification.
8.3    Upon Reseller’s written request at reasonable intervals, Salesforce.com shall provide to Reseller a copy of any external certifications such as SSAE 16 (formerly SAS-70 Type II) or ISO 27001 reports detailing Salesforce.com’s compliance with industry information security standards.

9.	Audit Rights
9.1    The terms in this Section 9 shall only apply if the Reseller is subject to the European Data Protection Laws and Regulations of a member state of the European Economic Area. Salesforce.com shall allow Reseller

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to audit Salesforce.com or a Salesforce Affiliate, or have Salesforce.com or a Salesforce Affiliate audited for compliance with the technical and organizational measures set forth in Attachment 2 as follows:
(1)    Following any notice from Salesforce.com to Reseller of an actual or reasonably suspected unauthorized disclosure of Customer Data submitted to the Services, Reseller shall have the right to conduct, with reasonable prior written notice, either itself or through a third party independent contractor selected by Reseller at Reseller’s expense, an on-site audit of Salesforce.com’s or a Salesforce Affiliate’s systems, policies and procedures relevant to the security and integrity of Customer Data submitted to the Services; or
(2)    Upon Reseller’s reasonable belief that Salesforce.com is not in compliance with its security policies and procedures under the Agreement regarding Customer Data submitted to the Services or if such audit is required by Reseller’s governmental regulators, Reseller may conduct, either itself or through a third party independent contractor selected by Reseller at Reseller’s expense, an on-site audit of Salesforce.com’s or a Salesforce Affiliate’s systems, policies and procedures relevant to the security and integrity of Customer Data submitted to the Services. Such audit may be conducted up to one time per year, with at least three week’s advance written notice.
9.2    Reseller must promptly provide Salesforce.com with information regarding any non-compliance discovered during the course of an audit.
9.3    Audits shall be conducted during reasonable times and shall be of reasonable duration and shall not unreasonably interfere with Salesforce.com’s day-to-day operations. In the event that Reseller conducts an audit through a third party independent contractor, such independent contractor shall be required to enter into a non-disclosure agreement containing confidentiality provisions substantially similar to those set forth in the Agreement to protect Salesforce.com’s proprietary information. Additionally, such independent contractor must not be a competitor of Salesforce.com.
9.4    If an audit requires the equivalent of more than one business day of time expended by Salesforce.com or a Salesforce Affiliate employee, Reseller agrees to reimburse Salesforce.com for any additional time expended at Salesforce.com’s then current professional services rates. Reseller may share a summary of the results of its audit or inspection with a Pass-Through Customer, provided that prior to sharing such summary, the Pass-Through Customer has entered into a non-disclosure agreement containing confidentiality provisions substantially similar to those set forth in the Agreement to protect Salesforce.com’s proprietary information.
10.General. To the extent a privacy and/or data protection law becomes effective after the date of the Agreement and is inconsistent with the terms the Agreement or otherwise requires amendments thereto, Reseller shall notify Salesforce.com and the Parties agree to enter into good faith negotiations to make necessary amendments to the Agreement.

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Exhibit F- Data Processing Addendum
Attachment 1
Services: Legal Entities Engaged in Processing Customer Data

Entity Name	Entity Type	Entity Country
salesforce.com, inc.	Salesforce Affiliate	United States
Salesforce Australia Pty. Ltd.	Salesforce Affiliate	Australia
salesforce.com Canada Corporation	Salesforce Affiliate	Canada
salesforce.com France S.A.S.	Salesforce Affiliate	France
salesforce.com EMEA Ltd. (formerly Salesforce UK Ltd.)	Salesforce Affiliate	UK
Salesforce Netherlands B.V.	Salesforce Affiliate	The Netherlands
salesforce.com Germany GmbH	Salesforce Affiliate	Germany
salesforce.com Sàrl	Salesforce Affiliate	Switzerland
salesforce.com India Private Limited	Salesforce Affiliate	India
Salesforce Ireland Limited	Salesforce Affiliate	Ireland
Kabushiki Kaisha salesforce.com (salesforce.com Co., Ltd.)	Salesforce Affiliate	Japan
salesforce.com Singapore Pte. Ltd.	Salesforce Affiliate	Singapore
Cognizant Technology Solutions U.S. Corporation	Third-Party Service Provider: Customer Support*	United States
Cognizant Technology Solutions Hungary Kft.	Third-Party Service Provider: Customer Support*	Hungary
Cognizant Technology Solutions India Pvt. Ltd.	Third-Party Service Provider: Customer Support*	India
Cognizant Technology Solutions Philippines, Inc	Third-Party Service Provider: Customer Support*	Philippines
HCL Technologies Limited - Contracting Entity	Third-Party Service Provider: Customer Support*	India
HCL Technologies Philippines, Inc.	Third-Party Service Provider: Customer Support*	Philippines
HCL America, Inc.	Third-Party Service Provider: Customer Support*	United States
HCL Poland sp. z o.o.	Third-Party Service Provider: Customer Support*	Poland
SFDC EMEA Data Centre Limited	Salesforce Affiliate	Japan
*    Salesforce.com’s third-party service providers assist in the provision of customer support only and are not involved in technical operations such as preventing or addressing technical or service problems. Salesforce.com’s third-party service providers only have access to Customer Data to the extent Qualified Customer’s Users grant such access via the Services as described in the Documentation. Such service providers may also have access to the following identifying information about Qualified Customer’s Users for the purpose of routing and facilitating customer support requests: first and last name, email address, username, phone number, and physical business address.
Services: Legal Entities Operating Data Centers**

Entity Name	Entity Type	Entity Country
salesforce.com, inc.	Salesforce Affiliate	United States
Kabushiki Kaisha salesforce.com (salesforce.com Co., Ltd.)	Salesforce Affiliate	Japan
**    Salesforce may store in all data centers identifying information about Qualified Customer’s instance(s) of the Services and identifying information about Qualifying Customer’s Users authorized by Qualified Customer or Reseller, as appropriate, to use the Services for the purposes of operating the Services, such as facilitating the login process and the provision of customer support. Such identifying information shall only include the following personal data about Qualified Customer’s Users, as provided by Qualified Customer and/or Reseller, as appropriate, in its provision of User accounts: first and last name, email address, username, phone number, and physical business address.

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Exhibit F- Data Processing Addendum
Attachment 2
SECURITY DATASHEET

1.	Access control to premises and facilities to prevent unauthorized persons from gaining access to data processing systems for processing or using Personal Data.

•
Salesforce’s production data centers have an access system that controls access to the data center. This system permits only authorized personnel to have access to secure areas. The facility is secured by around-the-clock guards, biometric access screening, and escort-controlled access.

2.	Access control to systems to prevent data processing systems from being used without authorization.
In providing the Services, Salesforce implements the following controls:

•	Unique User identifiers (User IDs) to ensure that activities can be attributed to the responsible individual.

•	User passwords are stored using a one-way hashing algorithm (SHA-256) and are never transmitted unencrypted.

•
Access to the Services require a valid User ID and password combination, which are encrypted via SSL while in transmission. Following a successful authentication, a random session ID is generated and stored in the User’s browser to preserve and track session state.

•	Controls to ensure generated initial passwords must be reset on first use.
The Services provide the following functionality that may be implemented by Reseller in its use of the Services:

•	Controls to revoke access after several consecutive failed login attempts.

•	Controls on the number of invalid login requests before locking out a User.

•	Controls to force a User password to expire after a period of use.

•	Controls to terminate a User session after a period of inactivity.

•	Password history controls to limit password reuse.

•	Password length controls

•	Password complexity requirement (requires letters and numbers).

•	Verification question before resetting password.

•	The ability to accept logins to the Services from only certain IP address ranges.

•	The ability to restrict logins to the Services to specific time periods (Developer Edition, Enterprise Edition, and Unlimited Edition only).

•	Ability to delegate user authentication or federate authentication via SAML.

3.
Access control to data to ensure that persons authorized to use a data processing system have access only to those data they are authorized to access, and that Personal Data cannot be read, copied, altered, or removed without authorization during use and after recording.

•	Reseller and/or Qualified Customer may implement a granular sharing model and User permission profiles to limit data accessible to different Users.

•
Reseller and/or Qualified Customer, as applicable, may create custom fields that are encrypted at rest and are only visible to Users that have been granted the “View Encrypted Data” permission by Reseller or Qualified Customer’s, as applicable, designated system administrators.

4.
Disclosure control to ensure that Personal Data cannot be read, copied, altered, or removed without authorization during electronic transfer or transfer or transport or while being recorded onto data storage media, and that it is possible to check and establish to which parties Personal Data are to be transferred by means of data transmission facilities.

•
Salesforce uses industry accepted encryption products to protect Customer Data and communications during transmissions between Reseller and/or Pass-Through Customer’s network and the Reseller Services, including minimum 128-bit VeriSign SSL Certification and minimum 2048-bit RSA public keys.

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5.	Input control to ensure that it is possible to after-the-fact check and establish whether Personal Data has been entered into, altered, or removed from data processing systems, and if so, by whom.
In providing the Services, Salesforce implements the following controls:

•
User access log entries will be maintained, containing date, time, User ID, URL executed or entity ID operated on, operation performed (viewed, edited, etc.) and source IP address. Note that source IP address might not be available if NAT (Network Access Translation) or PAT (Port Address Translation) is used by Reseller and/or Qualified Customer or its ISP.

•
If there is a suspicion of inappropriate access, Salesforce can provide Reseller log entry records to assist in forensic analysis. This service will be provided to Reseller on a time and materials basis.

The Services provide the following functionality that may be implemented by Reseller and/or Qualified Customer in its use of the Services:

•
Certain administrative changes to the Services (such as password changes and adding custom fields) are tracked in an area known as the “Setup Audit Log” and are available for viewing by Qualified Customer’s designated system administrator(s). Qualified Customer may download and store this data locally.

•
Successful and failed login attempts for Qualified Customer’s instance(s) of the Services are tracked in an area known as the “Login History” and are available for viewing by Qualified Customer’s designated system administrator(s). Qualified Customer may download and store this data locally.

•
Qualified Customer may implement functionality known as “Set History Tracking” to track the history of specific objects or fields within the Customer’s instance(s) of the Services. All entries include the date, time, nature of the change, and the User who made the change.

6.	Job control to ensure that personal data processed on behalf of others are processed strictly in compliance with the Data Controller’s instructions.

•
As set forth in the DPA, Salesforce shall process Personal Data in accordance with the instructions of Reseller and/or Qualified Customer, including to provide the Services as set forth in the Agreement and as instructed by Users in their use of the Services.

7.	Availability control to ensure that Personal Data are protected against accidental destruction or loss.

•
Disaster recovery. Salesforce can utilize disaster recovery facilities that are geographically remote from primary data centers, along with required hardware, software, and Internet connectivity, in the event Salesforce production facilities at the primary data center were to be rendered unavailable. Salesforce has disaster recovery plans in place and tests them at least once per year. Salesforce will discuss results of these tests with Reseller on request.

•
Reliability and Backup. All networking components, SSL accelerators, load balancers, Web servers, and application servers are configured in a redundant configuration. All Customer Data is stored on a primary database server that is clustered with a backup database server for redundancy. All Customer Data is stored on carrier-class disk storage RAID disks and multiple data paths. All Customer Data, up to the last committed transaction, is automatically backed up on a regular basis. Any backup tapes are verified for integrity stored in an offsite facility in a secure, fire-resistant location.

•
Viruses. The Services will not introduce any viruses to Reseller’s systems; however, the Services do not scan for viruses that could be included in attachments or other Customer Data uploaded into the Services by Reseller and/or Qualified Customer. Any such uploaded attachments will not be executed in the Services and therefore will not damage or compromise the Services.

8.	Segregation control to ensure that data collected for different purposes can be processed separately.
In providing the Services, Salesforce implements the following controls:

•	Strong logical separation of Customer Data, which is achieved via Reseller and/or Qualified Customer-specific “Organization IDs” that permit only Users to view related Customer Data.

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The Services provide the following functionality, which may be implemented by Qualified Customer in its use of the Services:

•	Qualified Customer may implement a granular sharing model and User permission profiles to limit data accessible to different Users.

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Exhibit G
Qualified Customer Exceptions

For the definition of Qualified Customer, the following are exceptions to Sub-part (i) thereof:
A.    Public Sector accounts
1.    Economic Development organizations, such as:

◦	Chambers of Commerce (excluding foundations)

◦	Business Improvement Districts

◦	Local and regional economic development organizations
2.    Government-managed/owned non-profits

◦	Non-profits funded by local, state or federal government that function without an independent board of directors, or which are managed by a government agency
B.    Health System accounts
1.    Hospitals

◦	Academic Medical Center use cases:

▪	Reseller eligible: full-time/part time students, faculty, alumni, donors, staff, and fundraising.

▪	Salesforce.com eligible: patient care and clinical use cases only

◦	Separate accounts may be created for the same organization to distinguish between patient care and educational use cases.
2.    Health insurance organizations

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3.    Group or individual health practices
4.    Inpatient care facilities
5.    Excluding associated foundations or fund-raising organizations
6.    Excluding providers of social services, as defined by NTEE Classification

◦	Elder Care

◦	Hospice

◦	Community Health Services

◦	Mental Health Treatment

◦	Substance Abuse Treatment

◦	Blood & Organ Transplant Banks

◦	Developmental Services

◦	Disability Services

◦	Reproductive Health Services

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◦
Exhibit H
Use Cases and Decision Trees

Foundation Customer Definition – HLS Eligibility

SECTION A – EXCEPTIONS

Account Ownership of Academic Medical Centers (AMCs) are structured with split ownership between Foundation and Commercial.

In this arrangement, the original parent is owned by the Foundation. Any associated child account for a healthcare facility is owned by Commercial (either EBU or CBU) as a separate parent company.

Any child account for fundraising and/or higher education remains with the original parent, as part of Foundation. All associate accounts to the original parent and separate parent should have the Ultimate DUNS tying back to the original parent.

a) Example:
   - Parent Company: University of the California
   - Foundation Child Account: UCLA Boosters
   - New Commercial Parent Company: UCLA Medical Center
   - Commercial Child Account: UCLA Optometry

The use cases:

For Higher Education use cases owned by Foundation/.Org this includes full-time/part time students, faculty, alumni, donors, staff, and fundraising use cases. For HLS at Salesforce this includes all patient care and clinical use cases. HLS use cases should be subject to commercial pricing and Higher Education use cases should be subject to Foundation/.Org pricing. Never should patient care/clinical use cases be running on same instance as the University use cases or vice versa. It is not good for the customer and not compliant (HIPPA, etc.)

salesforce foundation

Foundation Customer Decision Tree – Foundation Eligibility

Foundation Eligibility (Starting Point)

Account Created
Located in US, Canada or LACA?
No
Evaluated per International Foundation requirements
Yes
Pre-existing contract with Foundation?
Yes
No
Affiliated with Church of Latter-Day Saints?
Yes
No
Kipp, Charter or K-12 School?
Yes
Account assignment made to Foundation
No
Public or Private Higher Eductation Institution?
Yes
University Medical Center?
No
Yes
Primary use case is fund raising or education?
Yes
No
Healthcare evaluation
No
Qualified non-profit?
Yes
No
Account assignment made to Core
Healthcare related non-profit?
Yes
No
PubSec Evaluation

Primary requirement:

- Not-for-Profit , K-12 or Higher Education Institution:
  - US: 501c non-profit designation from the IRS or
  - CAN: Charity status from the Canadian Revenue Agency (CRA)

salesforce foundation

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Foundation Customer Decision Tree – Health Care Eligibility

Health Care Decision Tree

Healthcare evaluation
Hospital Foundation or Trust, or fund-raising organization?
No
Yes
Primary NTEE Code identification as Hospital, Inpatient care facility or Group practice:
Primary NTEE Codes
E20 Hospitals
E22 General Hospitals
E24 Specialty Hospitals
F31 Psychiatric Hospitals
E31 Group Health Practices
Provider of Social Services?
Social Services:
Elder Care
Hospice
Community Health Services
Mental Health Treatment
Substance Abuse Treatment
Blood & Organ Transplant Banks
Developmental Services
Disability Services
Reproductive Health Services
Providing care in a hospital or in patient treatment facility?
Account assignment made to Core
Classification still ambiguous or in dispute?
Recommendation provided by Sales Strategy groups for Foundation and HLS
Final decision to be made between Foundation COO and HLS SVP
Account assignment made to Foundation

<u>Primary requirement:</u>

- Not-for-Profit organization:
  - Hospital fundraising or foundation organization
  - Social service provider, not primary care

salesforce foundation

Foundation Customer Decision Tree – Public Sector

Public Sector Decision Tree

PubSec Evaluation
Economic Development organization, or Chamber of Commerce (excluding Foundations)?
No
Yes
Nonprofit organization in support of a government agency?
No
Yes
Account assignment made to Foundation
Not managed by Local, State or Federal Gov't; i.e., has an Independent Board of Directors?
Yes
No
Account assignment made to Core
Classification still ambiguous or in dispute?
No
Yes
Recommendation provided by Sales Strategy groups in Foundation and PubSec
Final decision to be made between Foundation COO and PubSec SVP

Primary requirement:

- Not-for-Profit designation
  - Not managed or controlled by government agency
  - Has an independent Board of Directors

salesforce foundation

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Exhibit I
Licensed Marks

1.	Salesforce

2.	Power of Us
and

3.	any marks that are currently being applied for on behalf of Salesforce.org for its use in connection with this Agreement.

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